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                                                                     Exhibit 2.1

                   [BLAKE DAWSON WALDRON LAWYERS LETTERHEAD]

                               STARCH AUSTRALASIA
                              SHARE SALE AGREEMENT

                       GOODMAN FIELDER INGREDIENTS LIMITED

                          PENFORD HOLDINGS PTY LIMITED


                                                       28 AUGUST 2000
                                                       REF: DTR.RXA.02-1250-2644
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                                                            SHARE SALE AGREEMENT
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                                    CONTENTS

1.      INTERPRETATION                                                        1

        1.1    General definitions                                            1
        1.2    Other definitions                                             10
        1.3    Rules for interpreting this agreement                         11
        1.4    Business Days                                                 12
        1.5    Payments                                                      12
        1.6    Vendor's knowledge                                            12

2.      AGREEMENT TO SELL AND BUY THE SHARES                                 12

        2.1    Sale and purchase                                             12
        2.2    Title, property and risk                                      12
        2.3    FIRB approval                                                 13
        2.4    Material Adverse Change                                       13

3.      CONDUCT PENDING COMPLETION                                           14

        3.1    Ordinary course of business                                   14
        3.2    Pre-Completion/Completion transactions                        14
        3.3    Purchaser Entities' Access prior to Completion                15
        3.4    Insurance cover                                               16

4.      COMPLETION                                                           16

        4.1    Time and place of Completion                                  16
        4.2    Obligations of the Vendor at Completion                       16
        4.3    Obligations of Purchaser at Completion                        17
        4.4    Purchaser's obligation to register                            18
        4.5    Vendor's obligations until registration                       18

5.      POST COMPLETION ADJUSTMENT                                           18

        5.1    Stocktake                                                     18
        5.2    Preparation and delivery of Completion Date Net Asset
               Statement                                                     19
        5.3    Agreed Accounting Principles                                  19
        5.4    Preparation and delivery of the Certificate                   19
        5.5    Working papers                                                19
        5.6    Access and co-operation                                       19
        5.7    Acceptance of Completion Date Net Asset Statement             19
        5.8    Resolving dispute over the results of Completion Date Net
               Asset Statement                                               20
        5.9    Adjustment                                                    20
        5.10   Post Completion audits                                        21
        5.11   Entitlement to Royalty Payments                               21
        5.12   Due date for Royalty Payments                                 21
        5.13   Statement to be provided with each Royalty Payment            21
        5.14   Date and value of sales for calculation of Royalty Payments   21

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                                                                               i
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        5.15   Records of information in relation to Royalty Payments        22
        5.16   Access and co-operation in relation to Royalty Payments       22
        5.17   Purchaser's acknowledgment                                    22

6.      WARRANTIES AND INDEMNITY BY VENDOR                                   22

        6.1    Vendor's Warranties                                           22
        6.2    Vendor's Warranty indemnity                                   23
        6.3    Exceptions and qualifications                                 23
        6.4    Purchaser's acknowledgments                                   25
        6.5    Third party claims                                            26
        6.6    Continuing warranties                                         27
        6.7    Waiver of rights by Vendor                                    27
        6.8    Disclosure of breach of Vendor's Warranty                     27

7.      TAXATION INDEMNITY                                                   27

        7.1    Definitions                                                   27
        7.2    Vendor's Tax indemnity                                        28
        7.3    Exceptions and Qualifications                                 28
        7.4    Repayment                                                     29
        7.5    Disputing Action re Assessment                                29
        7.6    Taxation returns and correspondence                           30
        7.7    Taxation audits                                               30
        7.8    Repayments or Overprovisions                                  31

8.      ENVIRONMENTAL INDEMNITY                                              31

        8.1    Definitions                                                   31
        8.2    Vendor's Environmental indemnity                              31
        8.3    Exceptions and qualifications - generally                     32
        8.4    Exceptions and qualifications - Shell Depot                   32
        8.5    Plan of Work                                                  33
        8.6    Expert determination                                          33
        8.7    Disputing Action re Environmental Issue                       34
        8.8    Carrying out the Plan of Work                                 35
        8.9    Purchaser's mitigation of Environmental expenses              36

9.      WARRANTIES AND INDEMNITY BY PURCHASER                                36

        9.1    Purchaser's Warranties                                        36
        9.2    Purchaser's indemnity                                         36

10.     LOSSES AND CLAIMS                                                    36

        10.1   Mitigation                                                    36
        10.2   Indemnity Tax effect                                          37
        10.3   Payment and treatment of Claims against Vendor                37
        10.4   Operation of indemnities                                      37
        10.5   Claim under Ancillary Agreement                               37

11.     AUSTRALIAN SUPERANNUATION                                            37

                                       ii.
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        11.1   Definitions                                                   37
        11.2   Object of clause 11                                           38
        11.3   The Company to cease participating in the Vendor's Fund       38
        11.4   Purchaser's Fund                                              38
        11.5   Membership of the Purchaser's Fund                            39
        11.6   Calculation of Transfer Amount                                39
        11.7   Obtaining consent to transfer                                 39
        11.8   Consented transfer to Purchaser's Fund                        39
        11.9   Transfer to other superannuation arrangements                 39
        11.10  Purchaser must ensure membership in Purchaser's Fund          39
        11.11  Transfer Amount to be paid in cheque or cash                  39
        11.12  Access to records                                             39
        11.13  Purchaser's contributions                                     40

12.     NEW ZEALAND SUPERANNUATION                                           40

        12.1   Definitions                                                   40
        12.2   Object of clause 12                                           40
        12.3   The Subsidiary to cease participating in the Vendor's NZ Fund 41
        12.4   Purchaser's NZ Fund                                           41
        12.5   Membership of the Purchaser's NZ Fund                         41
        12.6   Calculation of NZ Transfer Amount                             41
        12.7   Obtaining consent to transfer                                 41
        12.8   Consented transfer to Purchaser's NZ Fund                     41
        12.9   Transfer to other superannuation arrangements                 41
        12.10  Purchaser must ensure membership in Purchaser's NZ Fund       42
        12.11  NZ Transfer Amount to be paid in cheque or cash               42
        12.12  Access to records                                             42
        12.13  Purchaser's contributions                                     42

13.     RESTRAINT                                                            42

        13.1   Definitions                                                   42
        13.2   Restraint obligation                                          43
        13.3   Permitted involvement                                         43
        13.4   Reasonableness of restraint                                   43
        13.5   Severability                                                  44

14.     TRANSITIONAL SERVICES                                                44


15.     NOTICES                                                              44

        15.1   Method of giving notices                                      44
        15.2   Time of receipt                                               44
        15.3   Address of parties                                            45

16.     GENERAL                                                              45

        16.1   Governing law                                                 45
        16.2   Waiver of rights                                              45
        16.3   Amendment                                                     46

                                      iii.
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        16.4   Counterparts                                                  46
        16.5   Further assurance                                             46
        16.6   Operation of this agreement                                   46
        16.7   Costs generally                                               46
        16.8   Stamp duty                                                    46
        16.9   No merger                                                     47
        16.10  Attorneys                                                     47
        16.11  Interest for failure to pay                                   47
        16.12  Interest payable on judgment                                  47
        16.13  Confidentiality                                               47

SCHEDULES

1       STOCKTAKE PROCEDURES                                                 48

2       ACCOUNTS DATE NET ASSET STATEMENT                                    49

3       AGREED ACCOUNTING PRINCIPLES                                         50

4       CERTIFICATE                                                          58

5       PURCHASER'S WARRANTIES                                               60

6       VENDOR'S WARRANTIES                                                  61

7       DISCLOSURES                                                          70

8       PROPERTY                                                             71

9       PATENTS                                                              73


                                      iv.
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                              SHARE SALE AGREEMENT

DATE

PARTIES

        GOODMAN FIELDER INGREDIENTS LIMITED ABN 11 000 147 580 (the "VENDOR")

        PENFORD HOLDINGS PTY LIMITED ACN 094 279 339 a wholly owned subsidiary of Penford Corporation (the "PURCHASER")

RECITALS

A.      The Vendor is the legal and beneficial owner of the Shares.

B. The Vendor wishes to sell to the Purchaser and the Purchaser wishes to buy from the Vendor the Shares on the terms and conditions of this agreement.

OPERATIVE PROVISIONS

1.      INTERPRETATION

1.1     GENERAL DEFINITIONS

        In this agreement, including the recitals, unless the context otherwise requires:

        "ACCOUNTS" means the unaudited consolidated profit and loss statement of the Bodies Corporate for the accounting reference period ended on the Accounts Date and the balance sheet of the Bodies Corporate as at the Accounts Date.

        "ACCOUNTS DATE" means 30 June 2000.

        "ACCOUNTS DATE NET ASSET STATEMENT" means the unaudited consolidated net asset statement of the Bodies Corporate as at the Accounts Date set out in schedule 2.

        "ACCOUNTING STANDARDS" means:

        (a)     the accounting standards required under the Corporations Law;

        (b) if no accounting standard applies under the Corporations Law in relation to an accounting practice, the standards acceptable to the Australian Accounting Research Foundation, including:

                (i)     the Australian Accounting Concepts; and

                (ii)    applicable Australian Accounting Standards; and

        (c)     Urgent Issues Group consensus views.

        "AFFILIATE" means, in relation to a body corporate:

        (a)     each of the body's related bodies corporate;


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        (b)     each of the body's directors;

        (c) each of the body's substantial shareholders (as that term is defined in section 708(4) of the Corporations Law, assuming the body to be a "company" as defined in section 707(1) of the Corporations Law as in force at the date of this agreement);

        (d)     each person in whom any of the persons identified in paragraphs
                (a) to (c) above is concerned or interested directly or indirectly (including through any interposed body corporate or other legal entity) whether as trustee, principal, agent, shareholder, unitholder, licensor, licensee or in any other capacity; and

        (e) each person with whom the body or any of the persons identified in paragraphs (a) to (d) has entered into any license agreement, joint venture agreement, partnership, alliance or other combination which involves the exploitation of a Product or under which the body or any of the persons identified in paragraphs (a) to (d) above shares in economic benefits from the exploitation of a Products.

        "AGREED ACCOUNTING PRINCIPLES" means the accounting policies and principles as set out in schedule 3 and, to the extent not inconsistent with those accounting policies and principles, the Accounting Standards.

        "AGREED FORM" means, in relation to any document, the document executed by the relevant parties or the draft of that document agreed by the Principal Parties and, for the purposes of identification, initialled by them.

        "ANCILLARY AGREEMENT" means each of:

        (a)     each Car Lease Novation Deed;

        (b)     each GF Intellectual Property Transfer Deed;

        (c)     Hi-maize Access Deed;

        (d)     Hi-maize Supply Agreement;

        (e)     Intellectual Property Umbrella Deed;

        (f)     Preferred Supplier Deed;

        (g)     each Supply Agreement;

        (h)     Trade Mark Licence Deed;

        (i)     Transitional Services Agreement; and

        (j)     Umbrella Guarantee and Indemnity.

        "BEVTECH 1057" means resistant starch product conforming with the Specifications.

        "BEVTECH 1068" means resistant starch product conforming with the Specifications.

                                       2.
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        "BEVTECH PRODUCT" means resistant starch means the resistant starch ingredient known at the date of this agreement as "Bevtech" resistant starch (including the variants Bevtech 1057 and Bevtech 1068) and manufactured from time to time pursuant to the Patents, including any Improvements.

        "BNP FACILITY" means the maize purchase facility provided by BNP Pacific (Australia) Limited to the Company.

        "BODY CORPORATE" means each of the Company and the Subsidiary.

        "BUSINESS" means, in relation to a Body Corporate, the business, if any, conducted by that Body Corporate as at the date of this agreement.

        "BUSINESS DAY" means a day on which commercial banks are open for general banking business in New South Wales.

        "CALCULATION PERIOD" means each of the following periods:

        (a)     the First Period;

        (b)     each financial year from 1 July 2001 to 30 June 2007; and

        (c)     the Last Period.

        "CAR LEASE NOVATION DEED" means, in respect of each novation deed between Lease Plan Australia Limited ABN 57 006 923 011 or Orix Australia Corporation Limited ABN 79 002 992 681, a GF Group entity and an Employee, a deed in the Agreed Form conditional only on Completion novating the relevant GF Group entity's rights and obligations to the Company.

        "CERTIFICATE" means the certificate of the Vendor's Auditors in relation to the Completion Date Net Asset Statement and in the form of the certificate set out in schedule 4.

        "CLAIM" means any claim, demand or cause of action (whether at law, in equity or based on statute).

        "COMPANY" means Starch Australasia Limited ABN 48 003 780 229.

        "COMPANY DEBT" means the amount owing by the Company at the Completion Date to the GF Group (but excluding any trading debts arising in the ordinary course of business) as certified by the Vendor to the Purchaser on the Business Day immediately before the Completion Date.

        "COMPLETION" means completion of the sale and purchase of the Shares under clause 4.

        "COMPLETION DATE" means the day on which Completion occurs, which will be 29 September 2000 or any other date that is agreed in writing by the Principal Parties.

        "COMPLETION DATE NET ASSET STATEMENT" means the consolidated net asset statement of the Bodies Corporate as at the Completion Date, prepared, and agreed or determined, in accordance with clause 5.

                                       3.
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        "CONTAMINATED" means:

        (a) in Australia, that land is affected or degraded by the presence of any chemical or substance not naturally occurring in or above levels naturally occurring in land or groundwater (including any dangerous good, hazardous substance or waste); and

        (b) in New Zealand, that land is affected or degraded by the presence of any contaminant, as defined in section 2 of the Resource Management Act 1991 (NZ), or hazardous substance, as defined in section 2 of the Hazardous Substances and New Organisms Act 1996 (NZ).

        "CULTURE-PRO" means the resistant starch ingredient known at the date of this agreement as "Culture-Pro" resistant starch (including the "Culture-Pro" variant conforming with the Specifications) and manufactured from time to time pursuant to the Patents, including any Improvements.

        "DISCLOSURE" means each disclosure listed in schedule 7.

        "DISPUTING ACTION" means, in respect of a matter, any action to cause the matter to be withdrawn, reduced, clarified or amended or to avoid, dispute, resist, object to, defend, appeal against, settle or compromise the matter or any adjudication of it.

        "DUE DILIGENCE MATERIAL" means:

        (a) all documents listed in the index distributed to the Purchaser with the due diligence CD-ROM on 2 June 2000;

        (b) all documents listed in the index headed "the Company documents released to Penford as answers to Q&A", dated 28 August 2000;

        (c)     the Information Memorandum; and

        (d)     the document headed "Q&A Record" dated 28 August 2000,

        copies of which have been signed on behalf of each of the Principal Parties for the purposes of identification on the date of this agreement.

        "EMPLOYEE" means any person employed as at Completion by a Body
        Corporate.

        "ENVIRONMENT":

        (a)     in Australia means all components of the earth, including

                (i)     land, air and water;

                (ii)    any layer of the atmosphere;

                (iii)   any organic or inorganic matter and any living organism;

                (iv) the aesthetic characteristics of the components of the earth, including appearance, sound, odour, taste and texture; and

                (v)     ecosystems with any combinations of the above; and

                                       4.
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        (b)     in New Zealand, has the same meaning as "Environment" in section
                2 of the Resource Management Act 1991 (NZ).

        "ENVIRONMENTAL ASPECT" means the interaction, relationship or impact of a structure, building, operation or activity with the Environment, including for example:

        (a) impacts of structures, buildings, operations or activities on planning schemes, items of heritage or endangered species;

        (b) structures, buildings, operations or activities causing or having caused Pollution or Contamination; and

        (c) structures, buildings, operations or activities otherwise having an adverse effect on the Environment.

        "ENVIRONMENTAL CLAIM" means any Claim relating to:

        (a)     Contamination or Pollution on or from the Properties;

        (b) all other Environmental Aspects of or in relation to the Properties and the Business; and

        (c)     any Environmental Law as it applies to the Properties.

        "ENVIRONMENTAL LAW" includes any common law or statute, regulation, by-law, proclamation or other regulation (whether of a local authority, of a State or of the Commonwealth or New Zealand Parliament), or licence, permit, approval, consent, deed, agreement or condition, issued or made pursuant to any such common law or statute, regulation, by-law, proclamation or other regulation, that has as its object, purpose or effect any one or more of:

        (a)     the protection of the Environment;

        (b) the prevention, control, abatement or investigation of Pollution or Contamination or their effects;

        (c) the regulation of waste, dangerous goods or hazardous substances; and

        (d)     the authorisation and control of any Environmental Aspect.

        "EXCLUDED PRODUCT SALES" means any sale or supply of a Product by a Body Corporate or an Affiliate of a Body Corporate to another Body Corporate or an Affiliate of a Body Corporate if the other Body Corporate or Affiliate does not, and does not intend to, use the Product in a process of manufacture.

        "FIRB APPROVAL" means the approval referred to in clause 2.4(a).

        "FIRST PERIOD" means the period from Completion until 30 June 2001.

        "GF GROUP" means Goodman Fielder and each of its subsidiaries.

        "GF INTELLECTUAL PROPERTY TRANSFER DEEDS" means the deeds referred to in clause 2(a) and clause 2(b) of the Intellectual Property Umbrella Deed to transfer ownership of certain

                                       5.
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        intellectual property from GF Group entities to the Purchaser immediately after Completion.

        "GOODMAN FIELDER" means Goodman Fielder Limited ABN 44 000 003 958.

        "GOVERNMENT AUTHORITY" means:

        (a)     a government or government department or other body;

        (b)     a governmental, semi-governmental or judicial person; or

        (c) a person (whether autonomous or not) who is charged with the administration of a law.

        "GST" means:

        (a)     the same as in the GST Law; and

        (b) any other goods and services tax, or any Tax applying to this transaction in a similar way.

        "GST LAW" means:

        (a) in Australia, the same as "GST law" means in A New Tax System (Goods and Services Tax) Act 1999 (Cth); and

        (b)     in New Zealand, the Goods and Services Tax Act 1985 (New
                Zealand);

        "HI-MAIZE" means resistant starch product conforming with the Specifications.

        "HI-MAIZE 1043" means resistant starch product conforming with the Specifications.

        "HI-MAIZE ACCESS DEED" means a deed in the Agreed Form between Goodman Fielder, Quality Bakers Australia Limited, the Purchaser and the Company for Quality Bakers Australia Limited's and Goodman Fielder's (including GF Group entities) access to the supply of Hi-maize and related resistant starch applications after Completion.

        "HI-MAIZE PRODUCT" means the resistant starch ingredient known at the date of this agreement as Hi-maize resistant starch (including the variants Hi-maize and Hi-maize 1043) and manufactured from time to time pursuant to the Patents, including any Improvements.

        "HI-MAIZE SUPPLY AGREEMENT" means an agreement in the Agreed Form between the Company, Goodman Fielder Mills Limited, Quality Bakers Australia Limited and The Uncle Tobys Company Limited for the supply of Hi-maize and related resistant starch applications.

        "IMPROVEMENT" means any improvement, modification, adaptation, innovation, invention or development in or to or derived wholly or partly from any of the Inventions or Patents:

        (a) made by or on behalf of the Company or the Purchaser (or any Affiliate of either of them) in its own right or in conjunction with any other party; or

                                       6.

        (b) licensed to or by the Company or the Purchaser (or any Affiliate of either of them),

        including all Intellectual Property rights and confidential information of the Company or the Purchaser (or any Affiliate of either of them) or licensed to or by the Company or the Purchaser (or any Affiliate of either of them) relating to any of those things.

        "INDEPENDENT ACCOUNTANT" under clause 5.8 means an accountant nominated by the President of the Institute of Chartered Accountants in Australia at the request of a Principal Party, or any other person who is agreed in writing by the Principal Parties.

        "INFORMATION MEMORANDUM" means the information memorandum dated March 2000 relating to the Business.

        "INTELLECTUAL PROPERTY UMBRELLA DEED" means a deed in the Agreed Form that is conditional only on Completion between the Vendor, Goodman Fielder and the Purchaser under which:

        (a) the Vendor and Goodman Fielder agree to endeavour to transfer certain interests of the Vendor and Goodman Fielder in certain Co-operative Research Centres to the Purchaser; and

        (b) Goodman Fielder agrees to execute, and procure that each relevant GF Group entity executes, on Completion the GF Intellectual Property Transfer Deeds and the Trade Mark Licence Deed.

        "INVENTION" means each of the inventions the subject of one or more of the Patents.

        "LAST PERIOD" means the period from 1 July 2007 to the 7th anniversary of Completion.

        "LOSS" means, in relation to any person, a damage, loss, cost, expense or liability suffered or incurred by that person.

        "MATERIAL ADVERSE CHANGE" means any event (whether considered in isolation or viewed collectively with other events) which occurs between execution of this agreement and Completion which results in a $10 million or greater diminution in the consolidated net assets of the Bodies Corporate (considered collectively) as referenced against the net asset position shown in the Accounts Date Net Asset Statement, but excludes anything:

        (a)     disclosed in a Disclosure;

        (b) known by (or ought reasonably to be known by) any Purchaser Entity from any source, including its due diligence investigations and knowledge of the industry sector in which the Business operates;

        (c) which, no later than 4pm (Sydney time) on the Business Day which is 3 Business Days prior to the date of execution of this agreement, is revealed in any information made available to the public by any of the following Government Authorities in Australia or New Zealand:

                (i) the Australian Securities Commission and the New Zealand Companies Office;

                (ii) the Australian Stock Exchange and the New Zealand Stock Exchange;

                                       7.

                (iii) IP Australia and the Intellectual Property Office of New Zealand;

                (iv) the New South Wales Land Titles Office and the New Zealand Land Titles Office; and

                (v) local councils in Australia and regional and district councils in New Zealand with authority over any Property;

        (d) which in substance involves the Purchaser having an opinion different from the Vendor as to the valuation of any asset of the Bodies Corporate as shown in the Accounts Date Net Asset Statement;

        (e) which is able to be recovered by the Purchaser or a Body Corporate from any third party in accordance with clause 6.5 or in any other manner including:

                (i) amounts for which it is able to claim a Tax deduction, rebate or credit; and

                (ii)    amounts which it is able to recover from an insurer;

        (f) arising out of something consented to by the Purchaser under clause 3; or

        (g) attributable to the acts or omissions of, or on behalf of, a Purchaser Entity.

        "NZ EMPLOYEE" means any person employed as at Completion by the Subsidiary.

        "PATENTS" means the patents and patent applications (and any patents granted as a result of those applications) set out in schedule 9 or any one of them or any combination of them, and all patents applied for anywhere after the Completion Date which are based on or derived from any of such patents or patent applications or any Improvements.

        "PAYMENT THRESHOLD" means:

        (a) for the First Period, $7.8 million divided by 365 multiplied by the number of days in the First Period;

        (b) for each financial year from 1 July 2001 to 30 June 2007, $7.8 million; and

        (c) for the Last Period, $7.8 million divided by 365 multiplied by the number of days in the Last Period.

        "PENFORD CORPORATION" means Penford Corporation, a corporation duly incorporated in the State of Washington, United States of America of 777 108th Avenue, NE Suite 2390, Bellevue, Washington, 98004, USA.

        "PERIOD" means a period of 7 years commencing on the Completion Date and terminating on the 7th anniversary of the Completion Date.

        "POLLUTION" means the release, emission or discharge into the Environment of a substance which directly or indirectly causes or has the potential to cause damage or harm to any aspect of the Environment, and includes:

        (a)     pollution of air;

                                       8.

        (b)     pollution of waters;

        (c)     offensive noise; and

        (d)     pollution of land.

        "PRINCIPAL PARTIES" means the Vendor and the Purchaser.

        "PREFERRED SUPPLIER DEED" means a deed in the Agreed Form between the Company and Goodman Fielder for the supply of products by the Company to GF Group entities after Completion.

        "PRODUCT" means each Hi-maize Product, Bevtech Product and Culture-Pro.

        "PRODUCT SALES" means gross receipts (excluding GST or any similar Tax applying to the sale of goods) from all sales of Products by a Body Corporate or any Affiliate of a Body Corporate anywhere in the world excluding Excluded Product Sales.

        "PROPERTY" means in relation to any of the Bodies Corporate, the interests in real property which are held or attributable to the Body Corporate as noted in schedule 8.

        "PURCHASER'S AUDITORS" means Ernst & Young, LLP (with assistance from the Melbourne office of Ernst & Young, Australia).

        "PURCHASER ENTITY" means any of the Purchaser, a related body corporate of the Purchaser, and a director, officer, employee or representative of or adviser to the Purchaser or such related body corporate.

        "PURCHASE PRICE" means $98 million (exclusive of GST) (less the Company
        Debt) as adjusted under either clause 5 or clause 10.3 or both.

        "PURCHASER'S WARRANTIES" means the representations and warranties in schedule 5.

        "RAW MATERIALS" means all materials purchased by a Body Corporate for the Business in respect of which no fabricating or processing or other work has been carried out by the Vendor, Goodman Fielder or a Body Corporate (whether or not those materials are in a raw or processed form) and includes:

        (a) component parts, raw materials, the Vendor and packaging purchased from third parties; and

        (b) indirect materials used generally in the Business and not forming or intended to form part of a finished product.

        "ROYALTY PAYMENT" means, in relation to a Calculation Period, 0.05 x (the value of Product Sales in that Calculation Period less the Payment Threshold).

        "SHARES" means the 2 fully paid ordinary shares in the Company owned by the Vendor.

        "SHELL DEPOT" means the land sold by The Shell Company of Australia Limited to Geo. Fielder & Company Limited under a contract for sale of land dated 28 May 1969, which was disclosed to the Purchaser Entity in the Disclosures.

                                       9.

        "SPECIFICATIONS" has the same meaning as in the Hi-maize Access Deed.

        "STOCK" means the Raw Materials, work-in-progress and finished stock used or to be used or sold in connection with or as part of the Business wherever located.

        "SUBSIDIARY" means Starch New Zealand Limited.

        "SUPPLY AGREEMENT" means an agreement in the Agreed Form for the supply of each of the following specified goods between the Company and the specified parties:

        (a) glucose, syrup solids and unmodified maize starch - The Uncle Tobys Company Limited ABN 76 000 008 962;

        (b) wheat flour and gluten - Goodman Fielder Mills Limited ABN 24 000 008 739; and

        (c)     gluten - Quality Bakers Australia Limited ABN 45 004 205 449.

        "TAX" means any income tax, GST (or other goods and services tax), capital gains tax, superannuation guarantee charge, recoupment tax, land tax, sales tax, payroll tax, fringe benefit tax, group tax, profit tax, interest tax, property tax, undistributed profits tax, withholding tax, municipal rates, stamp duties and other duties, charges, levies and impositions, assessed or charged, or assessable or chargeable, by or payable to any governmental taxation or excise authority (in Australia, New Zealand or elsewhere) and includes any additional tax, interest, penalty, charge, fine, fee or other amount imposed or made on or in relation to a failure to file a relevant return or to pay the relevant tax.

        "TOTAL PURCHASE PRICE" means the Purchase Price plus all the Royalty Payments.

        "TRADE MARK LICENCE DEED" means the deed referred to in clause 2(c) of the Intellectual Property Umbrella Deed to license the Purchaser to use certain trade marks of GF Group members.

        "TRANSITIONAL SERVICES AGREEMENT" means an agreement in the Agreed Form between the Company and GF Group Services Pty Limited ABN 22 003 889 996 for the supply by the GF Group of certain services after Completion.

        "UMBRELLA GUARANTEE AND INDEMNITY" means an agreement in the Agreed Form between Penford Corporation, the Vendor, Goodman Fielder, GF Australia Limited, Goodman Fielder Mills Limited, Quality Bakers Australia Limited and The Uncle Tobys Company Limited under which Penford Corporation guarantees to the other parties to that agreement the obligations of the Company and the Purchaser under this agreement and (conditional only on Completion) the other Ancillary Agreements.

        "VENDOR'S AUDITORS" means the Sydney office of Ernst & Young, Australia.

        "VENDOR'S WARRANTY" means each representation and warranty in schedule
        6.

1.2     OTHER DEFINITIONS

        Certain terms are defined in the remaining clauses of this agreement and (without limitation) clause 1.3(i) applies to those definitions.

                                      10.

1.3     RULES FOR INTERPRETING THIS AGREEMENT

        The following rules apply in interpreting this agreement, except where the context makes it clear that a rule is not intended to apply:

        (a) headings are for convenience of reference only and do not affect interpretation;

        (b)     a reference to:

                (i) legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

                (ii) a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;


                (iii) a party to this agreement or to any other document or agreement includes a permitted substitute or a permitted assign of that party; and

                (iv) a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person.

        (c) a word denoting the singular number includes the plural number and vice versa;

        (d) if an example is given of anything (including a right, obligation or concept), such as by saying that it includes something else, the example does not limit the scope of that thing;

        (e)     a word denoting a gender includes all genders;

        (f) a reference to a recital, clause, schedule or annexure is to a recital, clause, schedule or annexure of or to this agreement;

        (g) if a word is defined, another part of speech has a corresponding meaning;

        (h) the word "AGREEMENT" includes an undertaking or other binding arrangement or understanding, whether or not in writing;

        (i) where an expression is defined anywhere in this agreement, it has the same meaning throughout;

        (j) a reference to a "RELATED BODY CORPORATE" of a body corporate is to a body corporate which is related to it under section 50 of the Corporations Law as in force at the date of this agreement;

        (k)     a reference to a "SUBSIDIARY" of a body corporate is to:

                (i)     a body corporate which is a subsidiary of it under
                        section 46 of the Corporations Law as in force at the date of this agreement;

                                      11.

                (ii) a corporation which is a subsidiary of another corporation if that other corporation has appointed or is in a position to appoint a director or directors who are in a position to cast, or control the casting of, more than one half of the maximum number of votes that might be cast at a meeting of the board of directors of the first mentioned corporation;

        (l) a reference to "DOLLARS" or "$" is to an amount in Australian currency.

1.4     BUSINESS DAYS

        If the day on or by which a person must do something under this agreement is not a Business Day:

        (a) if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

        (b) in any other case, the person must do it on or by the previous Business Day.

1.5     PAYMENTS

        Any payment required to be made by a Principal Party to the other under this agreement must be made in cash, by telegraphic transfer of cleared funds, or by unendorsed bank cheque.

1.6     VENDOR'S KNOWLEDGE

        In this agreement, a reference to the Vendor's knowledge means the actual knowledge of:

        (a) the managing director, finance director and company secretary of the Vendor;

        (b)     each director and company secretary of the Bodies Corporate;

        (c) the general manager, operations manager and senior finance executive of each of the Bodies Corporate; and

        (d)     Brian Nicholson and Dr Ian Brown,

        such persons having caused reasonable enquiries to be made of relevant officers and employees of the Vendor and the Bodies Corporate.

2.      AGREEMENT TO SELL AND BUY THE SHARES

2.1     SALE AND PURCHASE

        Subject to clauses 2.3 and 2.4, the Vendor as legal and beneficial owner agrees to sell to the Purchaser and the Purchaser agrees to buy from the Vendor the Shares (together with all benefits, rights and entitlements accrued or attaching to the Shares as at Completion) free from any security or third party interest for the Total Purchase Price and otherwise on the terms and conditions of this agreement.

2.2     TITLE, PROPERTY AND RISK

        The title to, property in and risk of the Shares:

                                      12.

        (a)     until Completion, remains solely with the Vendor; and

        (b)     on and from Completion, passes to the Purchaser.

2.3     FIRB APPROVAL

        (a) Clause 2 (other than this clause 2.3) of this agreement is conditional on approval being given by, or on behalf of, the Treasurer of the Commonwealth of Australia under the Foreign Acquisitions and Takeovers Act 1975 to the acquisition of the Shares by the Purchaser, either unconditionally, or subject to conditions or requirements which are acceptable to the Purchaser.

        (b) The Purchaser must promptly make and pursue an application to the Foreign Investment Review Board on behalf of the Federal Treasurer for the approval referred to in clause 2.3(a) and must keep the Vendor informed of its efforts to obtain that approval. The Vendor must, if requested by the Purchaser, provide all reasonable assistance to enable the Purchaser to obtain that approval.

        (c) For the purposes of clause 2.3(a), the Federal Treasurer will be deemed to have approved the acquisition of the Shares by the
                Purchaser:

                (i) if a notice is issued under the Foreign Acquisitions and Takeovers Act 1975 stating that the Commonwealth Government does not object to the acquisition of the Shares; or

                (ii) if notice of the proposed acquisition of the Shares is given to the Foreign Investment Review Board on behalf of the Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975 and the Treasurer is, by lapse of time, not empowered to make an order under the Foreign Acquisitions and Takeovers Act 1975 in relation to the acquisition of the Shares.

        (d) The Purchaser must use its reasonable endeavours to fulfil the condition set out in clause 2.3(a).

2.4     MATERIAL ADVERSE CHANGE

        (a) Completion is conditional on there being no Material Adverse Change between execution of this agreement and Completion.

        (b) The Purchaser may elect by written notice to the Vendor to terminate this agreement without liability if a Material Adverse Change occurs between execution of this agreement and Completion.

        (c) The benefit of the condition in clause 2.4(a) is solely for the Purchaser. The Purchaser may waive the condition in its discretion or subject to such conditions as it considers appropriate, however if the Vendor rejects any such conditions (which it may do in its absolute discretion) clause 2.4(b) is deemed to apply.

                                      13.

3.      CONDUCT PENDING COMPLETION

3.1     ORDINARY COURSE OF BUSINESS

        Except with the consent of the Purchaser (which the Purchaser may not unreasonably withhold or delay), between execution of this agreement and Completion the Vendor must procure that the Bodies Corporate:

        (a) operate the Business in its ordinary course and on a basis consistent with its operation prior to execution of this agreement;

        (b) do not materially increase the total number of employees of the Bodies Corporate;

        (c) do not enter any new contract with a term greater than 1 year or incur expenditure in excess of $50,000 that is not currently budgeted for or anticipated in the Disclosures; and

        (d) do not do any act or execute any agreement or other instrument which will or might reasonably be expected to amount to a breach of any Warranty.

3.2     PRE-COMPLETION/COMPLETION TRANSACTIONS

        Prior to or at Completion:

        (a) the Purchaser and the Vendor must enter, and procure that the Company enters, into any transaction necessary to ensure that neither Goodman Fielder nor any GF Group member (except a Body Corporate) has any liability after Completion under:

                (i)     the BNP Facility; and

                (ii) the guarantee (the "BNP GUARANTEE") provided by Goodman Fielder to BNP Pacific (Australia) Limited in respect of the BNP Facility,

                except for any breach of the BNP Facility or the BNP Guarantee which has not been disclosed to the Purchaser Entity prior to execution of this agreement;

        (b) subject to compliance by the Vendor with all applicable laws, the Vendor may effect transactions with the Bodies Corporate so that the Bodies Corporate have no cash at bank as at Completion, including transactions by way of dividend or repayment of any financial accommodation referred to in paragraph (c);

        (c)     the Vendor must procure that:

                (i) any guarantee provided by a GF Group entity except a Body Corporate in respect of an obligation of a Body Corporate is released;

                (ii) any credit card or purchase card of a GF Group entity except a Body Corporate used by a Body Corporate is cancelled;

                (iii) the Company is removed from the offset arrangement between Goodman Fielder and Westpac Banking Corporation Limited in respect of GF Group entity bank accounts; and

                                      14.

                (iv) the Company is removed from any GF Group GST grouping arrangement; and

        (d) the Vendor must notify the Purchaser of the amount of the Company Debt on the Business Day immediately before the Completion Date.

3.3     PURCHASER ENTITIES' ACCESS PRIOR TO COMPLETION

        Until Completion the Vendor must:

        (a) ensure the Bodies Corporate permit certain Purchaser Entities, being:

                (i)     Ernst & Young LLP;

                (ii)    Ernst & Young Australia, Melbourne office;

                (iii)   Jeffrey Cook;

                (iv)    Keith Fujinaga;

                (v)     Sue Iverson;

                (vi)    Paige Irving (Assistant Corporate Controller);

                (vii)   Greg Horn (General Manager of Penford's Foods Division);

                (viii)  Wally Kunerth (Chief Science Officer);

                (ix) Mike Patrick (Vice-President Operations of Penford's Foods Division); and

                (x)     Chuck Duthler (Director of Environmental Health &
                        Safety),

                to have reasonable access during normal business hours to the Businesses including the premises on which the Businesses are conducted, any information in relation to the Businesses (except where to do so would prejudice any legal professional privilege which may attach to the information or disrupt the Businesses) and any personnel employed or engaged in the Businesses; and

        (b)     allow the Purchaser or:

                (i)     Ernst & Young LLP;

                (ii)    Ernst & Young Australia, Melbourne office;

                (iii)   Jeffrey Cook;

                (iv)    Keith Fujinaga;

                (v)     Sue Iverson; and

                (vi)    Paige Irving (Assistant Corporate Controller),

                to consult the Vendor's Auditors with respect to the Bodies Corporate as the Purchaser reasonably requires,


                                      15.

                as long as such persons do not unreasonably interfere with the ordinary and proper conduct of the Businesses.

3.4     INSURANCE COVER

        Until Completion the Vendor will maintain its existing insurance coverage in respect of the Bodies Corporate (as disclosed to the Purchaser Entity prior to execution of this agreement) and, to the extent that any Claim is made against any insurance policy in respect of any Loss suffered or incurred by the Bodies Corporate, the Vendor will cause the proceeds of any such insurance claim to be:

        (a)     paid to the relevant Body Corporate; or

        (b) if the Loss arises out of an asset that has been damaged or destroyed, used to replace or repair the relevant asset.

4.      COMPLETION

4.1     TIME AND PLACE OF COMPLETION

        Subject to clauses 2.3 and 2.4, Completion is to occur on the Completion Date at 8.00am at the offices of Blake Dawson Waldron, Sydney or at any other time or place agreed by the Principal Parties.

4.2     OBLIGATIONS OF THE VENDOR AT COMPLETION

        At Completion the Vendor must:

        (a)     deliver or cause to be delivered to the Purchaser:

                (i) the share certificates in respect of the Shares and the shares held by the Company in the Subsidiary;

                (ii) an instrument of transfer of the Shares in favour of the Purchaser or its nominee which has been duly executed in blank by the holder and is in registrable form;

                (iii) the certificate of incorporation of each Body Corporate (and any certificate of incorporation on change of name of any Body Corporate);

                (iv) any common seal (and any duplicate common seal, share seal or official seal) of each Body Corporate, if available;

                (v) all available original copies of the constitution of each Body Corporate;

                (vi) the books of account of each Body Corporate (which are deemed to be delivered at the premises at which they are held);

                (vii) the minute books and other records of meetings or resolutions of members and directors of each Body Corporate;

                                      16.

                (viii) all registers of each Body Corporate (including the register of members, register of options, register of directors, registers of directors' shareholdings, register of directors' interests, and register of charges);

                (ix) a duly completed authority for the alteration of the signatories of each bank account of each Body Corporate in the manner required by the Purchaser by notice before the Completion Date;

                (x) the written resignations of each director, secretary, auditor and public officer of each Body Corporate in accordance with clause 4.2(b);

                (xi) one original counterpart of each Ancillary Agreement duly executed by any person who is, before Completion, a member of the GF Group (other than any Ancillary Agreement that before Completion has been so executed and provided to the Purchaser); and

                (xii)   evidence of the resolution referred to in clause
                        4.3(c)(ii);

        (b) procure that duly convened meetings of the directors of each Body Corporate (as appropriate) are held and procure at those meetings:

                (i) for the Company only, the approval of the registration and the registration (subject to payment of stamp duty) of the transfer of the Shares and the issue of a new share certificate for the Shares in name of the transferee;

                (ii) the appointment as additional directors, secretaries, auditor and public officers of the Body Corporate of the persons nominated by the Purchaser by notice to the Vendor before the Completion Date (and in the case of the Subsidiary, procure the Company to give notice in writing to the Subsidiary appointing as directors of the Subsidiary the persons nominated by the Purchaser);

                (iii) the retirement of each existing director, secretary, auditor and public officer of the Body Corporate with effect from the end of that meeting;

                (iv) the revocation of all existing authorities to operate bank accounts; and

                (v) the transaction of any other business relevant to Completion of which the Purchaser may give reasonable notice to the Vendor prior to the Completion Date; and

        (c)     procure that a special resolution in writing in accordance with section 122 of the Companies Act 1993 (New Zealand) be passed which approves (with effect from the conclusion of Completion) the replacement of the Subsidiary's existing constitution with a new constitution in the form proposed by the Purchaser.

4.3     OBLIGATIONS OF PURCHASER AT COMPLETION

        At Completion the Purchaser must:

        (a) subject to receipt by the Purchaser of the Vendors certification under clause 3.2(d), pay all the Purchase Price to the Vendor in respect of the Shares;

                                      17.

        (b) cause sufficient consents to act to be available to allow each Body Corporate to pass the resolutions required by clause 4.2(b)(ii);

        (c) cause to be lodged with the Australian Securities and Investments Commission:

                (i) a notice of disposal (in the standard Australian Securities and Investments Commission form); and

                (ii) notice of a resolution of the board of Goodman Fielder (evidence of which is to be provided by Goodman Fielder) that the sale transaction contemplated by this agreement is approved, to remove the Company from the deed of cross guarantee entered into by the Company and other GF Group entities pursuant to ASIC Class Order 98/1418;

        (d) deliver one original counterpart of each Ancillary Agreement to which the Purchaser or any person other than a member of the GF Group is a party, duly executed by that party (including each Car Lease Novation Deed duly executed by Lease Plan Australia Limited) to the Vendor (other than any Ancillary Agreement that before Completion has been so executed and provided to the Vendor);

        (e) subject to receipt by the Purchaser of the Vendor's certification under clause 3.2(d), discharge the Company Debt by giving a bank cheque for the amount of the Company Debt to Goodman Fielder;

        (f) the Purchaser must ensure that as at Completion, arrangements are in place so that the transactional bank accounts of the Bodies Corporate are not in default once the GF Group guarantees referred to in clause 3.2(c)(i) are revoked; and

        (g) do and execute all other acts and documents which this agreement requires the Purchaser to do or execute at Completion.

4.4     PURCHASER'S OBLIGATION TO REGISTER

        The Purchaser must ensure that registration of the transfer of the Shares takes place as soon as practicable after Completion.

4.5     VENDOR'S OBLIGATIONS UNTIL REGISTRATION

        After Completion until the Shares are registered in the name of the Purchaser or any nominee, the Vendor must convene and attend general meetings of the Company, vote at those meetings and take all other action as registered holder of the Shares in relation to the Company as the Purchaser may lawfully require from time to time by notice to the Vendor.

5.      POST COMPLETION ADJUSTMENT

5.1     STOCKTAKE

        (a) The Vendor must arrange for a physical stocktake of the Stock to be carried out not more than 2 Business Days before the Completion Date.

        (b)     The Stock must be valued on the basis of the principles in schedule 1.

                                      18.

        (c) The Vendor must ensure that the Purchaser and the Purchaser's Auditors are given unrestricted access during normal business hours (and subject to usual security and safety requirements) to observe the stocktake.

5.2     PREPARATION AND DELIVERY OF COMPLETION DATE NET ASSET STATEMENT

        The Vendor must prepare the Completion Date Net Asset Statement in the format of the Accounts Date Net Asset Statement, and deliver it to the Purchaser as soon as practicable after, but no later than 30 Business Days after, Completion.

5.3     AGREED ACCOUNTING PRINCIPLES

        The Completion Date Net Asset Statement must be prepared and audited in accordance with the Agreed Accounting Principles.

5.4     PREPARATION AND DELIVERY OF THE CERTIFICATE

        The Vendor must procure that the Vendor's Auditors audit the Completion Date Net Asset Statement for the purpose of preparing the Certificate. The Certificate may only be subject to the qualifications set out in schedule 4 and such other qualifications as may be agreed between the Principal Parties in writing. The Vendor must deliver the Certificate to the Purchaser with the Completion Date Net Asset Statement.

5.5     WORKING PAPERS

        Promptly after delivery of the Certificate, the Vendor must procure that the Vendor's Auditors provide access to a copy of the working papers of their audit of the Completion Date Net Asset Statement to the Purchaser's Auditors, and that the Vendor's Auditors are available at all reasonable times before the Acceptance Notification Date (as defined in clause 5.7(a)) to discuss the audit and the working papers with the Purchaser's Auditors.

5.6     ACCESS AND CO-OPERATION

        After Completion, the Purchaser must provide the Vendor and the Vendor's Auditors with all necessary assistance and information, including giving access during normal business hours to all books and records of the Bodies Corporate, and making available the services of senior executives and staff of any of the Bodies Corporate, to enable the Vendor to prepare and the Vendor's Auditors to audit the Completion Date Net Asset Statement.

5.7     ACCEPTANCE OF COMPLETION DATE NET ASSET STATEMENT

        (a) Each Principal Party must notify the other whether or not it accepts the Completion Date Net Asset Statement and the Certificate on or before the date (the "ACCEPTANCE NOTIFICATION DATE") which is 10 Business Days after the date on which the Completion Date Net Asset Statement is delivered to the Purchaser. If a Principal Party does not accept any item set out in the Completion Date Net Asset Statement, it must give the other Principal Party full details of its reasons in its notice.

                                      19.

        (b)     If:

                (i) a Principal Party does not give notice to the other in accordance with clause 5.7(a); or

                (ii) the aggregate value of all items not accepted by a Principal Party does not exceed $250,000.00,

                the Principal Party is taken to have accepted the Completion Date Net Asset Statement and Certificate.

        (c) If a Principal Party advises the other that it does not accept the Completion Date Net Asset Statement and clause 5.7(b)(ii) does not apply, the Principal Parties must use their reasonable endeavours to agree to amendments to the Completion Date Net Asset Statement. If they are unable to agree on the amendments within 10 Business Days after the Acceptance Notification Date, clause 5.8 applies.

5.8     RESOLVING DISPUTE OVER THE RESULTS OF COMPLETION DATE NET ASSET
        STATEMENT

        If the Principal Parties are unable to agree to amendments to the Completion Date Net Asset Statement under clause 5.7(c), the disagreement must be referred to the Independent Accountant as an expert for determination (and not for arbitration) and:

        (a) the Independent Accountant must be required to make the determination within 15 Business Days after being engaged;

        (b) the Principal Parties must promptly execute whatever reasonable terms of engagement the Independent Accountant requires (including any indemnity);

        (c) the Principal Parties may make submissions to the Independent Accountant within 2 Business Days of the engagement;

        (d) the Purchaser must provide the Independent Accountant with access during normal business hours to the books and records of the Bodies Corporate;

        (e) each Principal Party must provide all such assistance as it is able to provide as reasonably requested by the Independent Accountant;

        (f) the determination made by the Independent Accountant is final and binding on the Principal Parties and the Completion Date Net Asset Statement and Certificate are taken to be amended accordingly and accepted on the date of the determination; and

        (g) the Principal Parties must equally bear the costs of the Independent Accountant in making the determination.

5.9     ADJUSTMENT

        If the amount of net assets shown in the Completion Date Net Asset Statement is:

        (a) greater than the amount of net assets shown in the Accounts Date Net Asset Statement, the difference must be paid by the Purchaser to the Vendor; and

                                      20.

        (b) less than the amount of net assets shown in the Accounts Date Net Asset Statement, the difference must be paid by the Vendor to the Purchaser,

        together with interest at the rate of 8% per annum on the difference (calculated from the Completion Date) within 2 Business Days of the date that the Completion Date Net Asset Statement is accepted or taken to be accepted by the Principal Parties.

5.10    POST COMPLETION AUDITS

        For the purpose of assisting the Purchaser to comply with any financial reporting obligations to which it may be subject in any jurisdiction (including the United States of America), for a period of 6 months after Completion with respect to the Bodies Corporate, the Vendor must provide, at the Purchaser's cost, the Purchaser and the Purchaser's Auditors with all necessary reasonable assistance and information, including giving access to and making available during normal business hours the services of senior executives and staff of any of the GF Group who, by reason of their past involvement with the Bodies Corporate, may reasonably be able to assist the Purchaser in complying with any such reporting obligations.

5.11    ENTITLEMENT TO ROYALTY PAYMENTS

        If the amount of Product Sales for a Calculation Period exceeds the Payment Threshold, the Vendor is entitled to receive from the Purchaser, and the Purchaser must pay the Vendor, the Royalty Payment for that Calculation Period.

5.12    DUE DATE FOR ROYALTY PAYMENTS

        (a) Subject to clauses 5.12(b) and 5.12(c), the Royalty Payment is due on 30 June in each year of the Term and payable by 30 September of that year.

        (b) The Royalty Payment for the First Period will be payable by 30 September 2001.

        (c) The Royalty Payment for the Last Period will be payable within 90 days after the 7th anniversary of Completion.

5.13    STATEMENT TO BE PROVIDED WITH EACH ROYALTY PAYMENT

        With each Royalty Payment, the Purchaser must provide a statement certified by the Purchaser's auditors of Product Sales for the Calculation Period in respect of which the Royalty Payment is paid. The statement must itemise each element of Product Sales as per the definition of that term in clause 1.1 and the date and amount of each sale by each Body Corporate and each Affiliate as per clause 5.14.

5.14    DATE AND VALUE OF SALES FOR CALCULATION OF ROYALTY PAYMENTS

        For the purposes of this agreement (except where a sale or supply is an Excluded Product Sale):

        (a) a sale of a Product is taken to have occurred upon the earlier of the receipt by a Body Corporate or an Affiliate of a Body Corporate of payment for that Product, or the date of invoice for that Product;

                                      21.

        (b) in respect of a Product for which no payment is charged, a sale is taken to have occurred on the date of supply of that Product, such sale being deemed to be at a price that, in the reasonable opinion of the Vendor, the Product would have been sold if the sale had been an arms length transaction conducted on commercial terms; and

        (c) all foreign currency denominated Product Sales must be translated into Australian dollars at an exchange rate determined in accordance with generally accepted accounting practices including the application of AASB 1012.

5.15    RECORDS OF INFORMATION IN RELATION TO ROYALTY PAYMENTS

        The Purchaser must keep at its principal trading office in Australia, records and books of account relating to sales of Products giving true and clear particulars for the calculation of Royalty Payments and must at the reasonable request of the Vendor from time to time produce a certificate by the Purchaser's auditors as to the truth and completeness of those records and books of account.

5.16    ACCESS AND CO-OPERATION IN RELATION TO ROYALTY PAYMENTS

        During, and for a period of 6 months after, the Period, the Purchaser must provide the Vendor and the Vendor's auditors and accountants with all necessary assistance and information, including giving access during normal business hours to all books and records of the Bodies Corporate and Affiliates of the Bodies Corporate, and making available the services of senior executives and staff of any of the Bodies Corporate and Affiliates of the Bodies Corporate, to enable the Vendor to confirm that:

        (a)     the Product Sales are correctly identified and recorded; and

        (b)     any Royalty Payment has been correctly calculated.

5.17    PURCHASER'S ACKNOWLEDGMENT

        The Purchaser acknowledges the obligations of the the Purchaser and the Company provided for in clause 7 of the Hi-maize Access Deed. The Purchaser must procure that the Company complies with those obligations. The Purchaser's obligations under this clause 5.17 continue notwithstanding Completion.

6.      WARRANTIES AND INDEMNITY BY VENDOR

6.1     VENDOR'S WARRANTIES

        In consideration of the Purchaser entering into this agreement, subject to the other provisions of this agreement, the Vendor represents and warrants to the Purchaser both at the date of this agreement and at the Completion Date (except that where a Vendor's Warranty expressly refers to only one of those dates, that Vendor's Warranty is given only as at that date) that each of the Vendor's Warranties is true and accurate in all material respects by reference to the facts and circumstances applying at the relevant date. The Purchaser has entered into this agreement in reliance on the Vendor's Warranties.

                                      22.

6.2     VENDOR'S WARRANTY INDEMNITY

        Subject to clauses 6.3 and 10, the Vendor indemnifies the Purchaser against any Loss of the Purchaser to the extent that the Loss arises from any breach of any Vendor's Warranty.

6.3     EXCEPTIONS AND QUALIFICATIONS

        (a) The Vendor is not liable, and the Purchaser must not make a Claim against the Vendor, for any breach of a Vendor's Warranty or under the indemnity in clause 6.2:

                (i)     (DISCLOSURES) if anything to the contrary is:

                        (A)     disclosed in a Disclosure;

                        (B) known by (or ought reasonably to be known by) any Purchaser Entity from any source, including its due diligence investigations and knowledge of the industry sector in which the Business operates; or

                        (C) no later than 4pm (Sydney time) on the Business Day which is 3 Business Days prior to the date of execution of this agreement, revealed in any information made available to the public by any of the following Government Authorities in Australia or New Zealand:

                                (I) the Australian Securities Commission and the New Zealand Companies Office;

                                (II) the Australian Stock Exchange and the New Zealand Stock Exchange;

                                (III)   IP Australia and the Intellectual
                                        Property Office of New Zealand;

                                (IV) the New South Wales Land Titles Office and the New Zealand Land Titles Office; and

                                (V) local councils in Australia and regional and district councils in New Zealand with authority over any Property;

                (ii) (TIME LIMIT) unless the Purchaser notifies the Vendor in writing of the Claim, giving all particulars of the Claim which are then known to the Purchaser, within 3 months after becoming aware of facts giving rise to the Claim and in any event by 31 December 2001;

                (iii) (MINIMUM AMOUNT) unless that Claim is for an amount assessed by the Purchaser in good faith to be at least $250,000;

                (iv) (AGGREGATE MINIMUM AMOUNT) unless the aggregate of all Claims for breach of Vendor's Warranties and under the indemnities in clauses 7.2 and 8.2 is for an amount assessed by the Purchaser in good faith to be at


                                      23.

                        least $1 million and when the aggregate of all such Claims exceeds $1 million they may be recovered by the Purchaser in their entirety and not just in respect of the excess above $1 million;

                (v) (MAXIMUM LIABILITY) to the extent that that Claim, if successful, would result in the aggregate liability of the Vendor or Goodman Fielder for all Claims previously made by the Purchaser or the Company under this agreement and the GF Intellectual Property Transfer Deeds exceeding half the Purchase Price (assuming all such previous Claims which have not yet been satisfied are successful);

                (vi) (OTHER DAMAGES) to the extent that the Claim is for any indirect damages, consequential loss, economic loss, or loss of profits or punitive damages, however arising provided that a direct diminution in the value of the Shares or the Company's shares in the Subsidiary will not be so considered;

                (vii) (LIABILITY OTHERWISE COMPENSATED FOR) to the extent that an amount or Loss in respect of which the Claim is connected has or may be recovered by the Purchaser or a Body Corporate from any third party in accordance with clause 6.5 or in any other manner including:

                        (A) amounts for which it is able to claim a Tax deduction, rebate or credit;

                        (B) amounts provided for in the Purchase Price adjustment referred to in clause 5; and

                        (C) amounts which it is able to recover from an insurer,

                        although the Purchaser may include its (or the Body Corporate's) reasonable recovery costs in its Claim;

                (viii) (CONSENT BY PURCHASER) arising out of something consented to by the Purchaser under clause 3;

                (ix) (ACTS OF PURCHASER) to the extent that the Claim is attributable to the acts or omissions of, or on behalf of, a Purchaser Entity;

                (x) (CHANGE IN OWNERSHIP) once the share, asset or Business to which a Claim relates ceases to be controlled by the Purchaser;

                (xi) (THIRD PARTY CLAIMS) if there is an actual or potential third party Claim (as defined in clause 6.5(a)) in respect of the Claim and the Purchaser does not comply with clause 6.5 in all material respects in relation to the third party Claim; and

                (xii) (TAX OR ENVIRONMENTAL INDEMNITY) to the extent that the substance of the Claim is covered by the Vendor's indemnity in clause 7.2 or clause 8.2.

        (b) (NO DUTY) The Vendor has no duty to disclose any information (including without limitation any fact, matter or circumstance) by reference to a specific Vendor's Warranty and the Purchaser must rely on its own due diligence

                                      24.

                investigations to determine how any Disclosure may qualify the Vendor's Warranties.

        (c) (TRADE PRACTICES ACT) To the fullest extent permitted by law, the Purchaser irrevocably waives any right it may have to make a Claim in respect of any contravention of sections 51A, 52 or 53 of the Trade Practices Act 1974 (Cth) or corresponding State or Territory or New Zealand legislation in respect of any statement, representation, conduct or omission by or on behalf of the Vendor or Goodman Fielder which is not expressly contained in this agreement and indemnifies the Vendor against any Loss of the Purchaser to the extent that the Loss arises from the Purchaser making such a Claim.

        (d) (NO RESCISSION OR TERMINATION) The Purchaser waives any right it would otherwise have to rescind, terminate or refuse to Complete this agreement because of any Vendor's Warranty being untrue or inaccurate. This clause 6.3(d) does not limit the other remedies which the Purchaser has (including a Claim for damages) if any Vendor's Warranty is untrue or inaccurate.

        (e) (EXCLUSIONS) Without limiting clause 6.3(f), the Vendor makes no representations or warranties in relation to (including without limitation, about the accuracy, completeness or truth of):

                (i) any estimates, projections, forecasts, plans, budgets or other forward-looking statements, whether in relation to financial matters or anything else; (ii) any Environmental Aspect except for warranties 9.4 to 9.9 in schedule 6; or

                (iii) the Disclosures, except as expressly set out in this agreement.

        (f) (NO OTHER WARRANTIES) The Vendor makes no warranties or representations (express or implied) other than the Vendor's Warranties.

6.4     PURCHASER'S ACKNOWLEDGMENTS

        The Purchaser acknowledges that the Purchaser has had adequate opportunity to:

        (a)     conduct due diligence investigations;

        (b) undertake, and the Vendor has co-operated with the Purchaser in undertaking, the investigations that the Purchaser has decided, in its absolute discretion, to undertake in relation to Environmental Aspects concerning the Property and the Bodies Corporate and their Businesses;

        (c) obtain independent legal, financial and technical advice in respect of the purchase of the Shares, the Businesses and the terms of this agreement, the Ancillary Agreements and related documents; and

        (d) satisfy itself in relation to matters arising from those investigations and advice.

                                      25.

6.5     THIRD PARTY CLAIMS

        (a)     (NOTIFICATION) The Purchaser must notify the Vendor of:

                (i) any actual or potential Claim for breach of a Vendor's Warranty arising as a result of any Claim by a third party against the Purchaser or a Body Corporate; and

                (ii) any actual or potential Claim which the Purchaser or a Body Corporate may have against a third party for recovery of a Loss which gives rise to a Claim against the Vendor for breach of a Vendor's Warranty, as soon as reasonably practicable after the Purchaser or the Body Corporate becomes aware of the Claim by or against the third party (a "THIRD PARTY CLAIM").

        (b) (CONSULTATION) Promptly and before taking any action (including making any admission) in respect of a third party Claim, the Purchaser must consult, and procure the relevant Body Corporate to consult, with the Vendor to ascertain what Disputing Action in respect of the third party Claim, if any, is reasonable and appropriate.

        (c) (DISPUTING ACTION BY VENDOR) If required by the Vendor by notice to the Purchaser, the Purchaser must and must procure the Body Corporate to:

                (i) subject to clause 6.5(d), provide reasonable assistance to the Vendor to place itself in a position, and allow the Vendor, to take Disputing Action on behalf of (and in the name of) the Purchaser and the Body Corporate in respect of the third party Claim; and

                (ii) provide reasonable assistance to the Vendor as the Vendor may reasonably require in order to do so, including giving the Vendor access during normal business hours to the books and records and relevant Purchaser Entities.

        (d) (PURCHASER CONSENT) The Vendor must not take any Disputing Action in respect of a third party Claim without the consent of the Purchaser. The Purchaser's consent must not be unreasonably refused or delayed. The Purchaser must notify the Vendor of its reasons for any refusal to consent. In determining whether the Purchaser is reasonably refusing its consent, regard must be had to any proposal made by the Vendor to address the Purchaser's reasons.

        (e) (COSTS) The costs of any Disputing Action in respect of a third party Claim incurred by the Vendor (on its own behalf or on behalf of the Purchaser or a Body Corporate) must be borne by the Vendor. The reasonable costs of the Purchaser in complying with clause 6.5(c) must be paid by the Vendor on demand by the Purchaser.

        (f) (NO DISPUTING ACTION BY VENDOR) If the Vendor does not give a notice to the Purchaser under clause 6.5(c) within 10 Business Days after the Purchaser's notice under clause 6.5(a), the Purchaser is free to take such action as it sees fit (consistent with its obligations to mitigate its Loss under clause 10).

                                      26.

        (g) (MITIGATION GENERALLY) This clause 6.5 does not limit clause 10, and clause 10 prevails if there is any inconsistency.

6.6     CONTINUING WARRANTIES

        The Vendor's Warranties are continuing warranties and do not merge on Completion. They remain in full force and effect notwithstanding Completion until the end of the period specified in clause 6.3(a)(ii).

6.7     WAIVER OF RIGHTS BY VENDOR

        In respect of the Purchaser (for itself and as trustee for each of the Bodies Corporate and their respective officers, employees and advisers), the Vendor irrevocably waives any rights which it may have had for any misrepresentation or inaccuracy in, or omission of, any information or advice supplied by any of the Bodies Corporate or their respective officers, employees and advisers and relied upon by the Vendor in giving any Vendor's Warranty.

6.8     DISCLOSURE OF BREACH OF VENDOR'S WARRANTY

        Pending Completion the Vendor must immediately notify the Purchaser of anything which may arise or become known to the Vendor which is or could reasonably be expected to amount to:

        (a) a breach of, or an inconsistency with, any Vendor's Warranty (subject to clause 6.3); or

        (b)     a Material Adverse Change.

7.      TAXATION INDEMNITY

7.1     DEFINITIONS

        In this agreement, unless the context otherwise requires:

        "ASSESSMENT" means any assessment, penalty, fine, demand or other document imposing, asserting or indicating an intention to assert any liability issued by a Taxation Authority in respect of Tax of a Body Corporate or of the Purchaser in relation to a Body Corporate.

        "RELEVANT RATE" means:

        (a) for Australian resident companies, the rate of tax payable by Australian resident companies on taxable income; and

        (b) for New Zealand resident companies, the rate of tax payable by New Zealand resident companies on taxable income.

        "REPAYMENT" means an amount that a Taxable Entity receives from a Taxation Authority in respect of a payment made to the Taxation Authority.

        "TAXABLE ENTITY" means any of the Purchaser and each of the Bodies Corporate.

                                      27.

        "TAXATION AUTHORITY" means any authority in Australia, New Zealand or elsewhere which raises, levies or assesses any Tax.

        "TAX LIABILITY" means any amounts payable by either or both of a Body Corporate and the Purchaser in respect of any Assessment.

7.2     VENDOR'S TAX INDEMNITY

        Subject to clauses 7.3 and 10, the Vendor indemnifies the Purchaser against any Tax Liability where the Tax Liability arises (in whole or in part, and if in part, to the extent that it arises):

        (a) as a result of an event or omission which occurred on or before Completion;

        (b) as a result of or by reference to any income, profits or gains earned, accrued or received on or before Completion;

        (c) from the disallowance of an income tax deduction claimed before Completion for any expenses, losses or other outgoings incurred on or before Completion; or

        (d) from the disallowance of a Tax credit or rebate of Tax, such as a dividend rebate, claimed before Completion relating to a matter referred to in paragraph (a), (b) or (c).

7.3     EXCEPTIONS AND QUALIFICATIONS

        The Vendor is not liable, and the Purchaser must not make a Claim against the Vendor, under the indemnity in clause 7.2:

        (a)     (DISCLOSURES) if the Tax Liability is:

                (i) disclosed in a Disclosure, including where the Tax Liability is provided for in the Accounts; or

                (ii) known by (or ought reasonably to be known by) any Purchaser Entity from any source, including its due diligence investigations and knowledge of the industry sector in which the Business operates;

        (b) (COMPLIANCE WITH OBLIGATIONS) unless the Purchaser complies with its obligations under this clause 7 in all material respects;

        (c) (TIME LIMIT) unless the Purchaser notifies the Vendor in writing of the Claim within 5 years after Completion;

        (d)     (CHANGE IN LAW) to the extent that the Claim arises from:

                (i) any amendment to any legislation or legislative provision;

                (ii)    any ruling of any Taxation Authority;

                (iii) any change in the practice of any relevant Taxation Authority; or

                (iv) any variation in the rate of Tax charged, levied or imposed,

                                      28.

                which occurs after Completion (even if it purports to have retrospective effect);

        (e)     (DISPUTING ACTION) if the Purchaser does not comply with clause
                7.5 in all material respects in relation to the Assessment; and

        (f) (OTHER) as stated in clause 6.3(a)(iii), (v), (vi), (vii), (ix) and (x) (the wording of such paragraphs being deemed to be repeated in this clause 7.3).

7.4     REPAYMENT

        Where:

        (a) a payment has been made by the Vendor under the indemnity in clause 7.2; and

        (b) the Taxable Entity receives a Repayment directly related to the payment referred to in clause 7.4(a),

        the Taxable Entity must within 10 Business Days after receipt, cause an amount to be restored to the Vendor calculated as follows:

                                    A = R - (I x T)

        Where:

        A is the amount to be restored to the Vendor;

        R is the amount of the Repayment;

        I is the amount of the component of the Repayment that is interest on overpaid Tax; and

        T is the Taxable Entity's Relevant Rate (expressed as a decimal number).

7.5     DISPUTING ACTION RE ASSESSMENT

        (a) (NOTIFICATION) The Purchaser must notify the Vendor if a Taxable Entity receives any Assessment to which the indemnity in clause
                7.2 may apply, giving all particulars of the Assessment which are then known to the Taxable Entity (including a copy of any relevant Assessment or other correspondence from or to a Tax Authority) within 10 Business Days of receipt of the Assessment.

        (b) (CONSULTATION) Promptly and before taking any action (including making any admission) in respect of the Assessment, the Purchaser must notify, and procure the relevant Taxable Entity to notify, the Vendor to ascertain what Disputing Action in respect of the Assessment, if any, is reasonable and appropriate.

        (c) (DISPUTING ACTION BY VENDOR) If required by the Vendor by notice to the Purchaser, the Purchaser must and must procure the Taxable Entity to:

                (i) subject to clause 7.5(d), provide reasonable assistance to the Vendor to place itself in a position, and allow the Vendor, to take Disputing Action on behalf of (and in the name of) the Taxable Entity in respect of the Assessment; and

                                      29.

                (ii) provide reasonable assistance to the Vendor as the Vendor may reasonably require in order to do so, including by giving the Vendor access during normal business hours to the books and records of the Taxable Entity and relevant Purchaser Entities.

        (d) (PURCHASER CONSENT) The Vendor must not take any Disputing Action in respect of an Assessment without the consent of the Purchaser. The Purchaser's consent must not be unreasonably refused or delayed. The Purchaser must notify the Vendor of its reasons for any refusal to consent. In determining whether the Purchaser is reasonably refusing its consent, regard must be had to any proposal made by the Vendor to address the Purchaser's reasons.

        (e) (COSTS) The costs of any Disputing Action in respect of an Assessment incurred by the Vendor (on its own behalf or on behalf of the Purchaser or the Taxable Entity) must be borne by the Vendor. The reasonable costs of the Purchaser in complying with clause 7.5(c) must be paid by the Vendor on demand by the Purchaser.

        (f) (NO DISPUTING ACTION BY VENDOR) If the Vendor does not give a notice to the Purchaser under clause 7.5(c) within 10 Business Days after the Purchaser's notice under clause 7.5(a), the Purchaser is free to take such action as it sees fit (consistent with its obligations to mitigate its Loss under clause 10).

        (g) (MITIGATION GENERALLY) This clause 7.5 does not limit clause 10, and clause 10 prevails if there is any inconsistency.

7.6     TAXATION RETURNS AND CORRESPONDENCE

        The Purchaser must ensure that any Taxation return prepared by or on behalf of any Taxable Entity after the Completion Date, and any communication with a Taxation Authority, that relates in whole or in part to a period prior to Completion is prepared and made:

        (a)     with due care, skill and diligence; and

        (b) in consultation with the Vendor and with the Vendor's consent (which consent must not be unreasonably refused or delayed) to the extent that the Taxation return or correspondence contains information relating to the period prior to Completion and the Vendor will, to the extent it is able, provide or cause to be provided, assistance to the Purchaser with respect to the preparation of any such Taxation return at the Purchaser's cost.

7.7     TAXATION AUDITS

        (a) The Principal Parties must co-operate and give each other all reasonable assistance that they are able to provide in connection with any Tax audit of a Taxable Entity after Completion which relates to any period before Completion.

        (b) The Vendor must pay on demand by the Purchaser all reasonable costs of the Purchaser or any Taxable Entity in connection with that part of the reasonable audit costs associated with any period before Completion.

                                      30.

7.8     REPAYMENTS OR OVERPROVISIONS

        If a Body Corporate receives a Repayment which relates to a period prior to Completion the Purchaser must, within 10 Business Days of such receipt pay to the Vendor an amount calculated in accordance with clause
        7.4 (in each case less any amount owing by the Vendor to the Purchaser in respect of the indemnity in clause 7.2).

8.      ENVIRONMENTAL INDEMNITY

8.1     DEFINITIONS

        In this agreement, unless the context otherwise requires:

        "ENVIRONMENTAL ISSUE" has the meaning given to that term in clause
        8.3(a).

        "INDEPENDENT EXPERT" means, a person agreed to in writing by the Principal Parties, or failing agreement, an accredited site auditor (contaminated land) under the Contaminated Land Management Act 1997
        (NSW) appointed by the President of the Australian Contaminated Land Consultants Association Inc at the request of a Principal Party.

        "PLAN OF WORK" means the plan provided by the Vendor under clause 8.5(b) consented to or taken to be consented to by the Purchaser.

        "REMEDIATION REQUIREMENT" means:

        (a) any legally enforceable written direction or order imposed on a Body Corporate under any Environmental Law; or

        (b) any requirement lawfully imposed by a Government Authority on a Body Corporate as a condition of any consent, licence or authority reasonably required by a Body Corporate for the continuing conduct of its business as it is conducted at the date of this agreement, that requires the clean up or remediation of Contamination or Pollution on or from the Properties.

        "WORKS" means any works which result from an Environmental Issue.

8.2     VENDOR'S ENVIRONMENTAL INDEMNITY

        Subject to clauses 8.3, 8.4 and 10, the Vendor indemnifies the Purchaser (for itself and as trustee for each of the Bodies Corporate) against any Loss of the Purchaser or any of the Bodies Corporate arising out of:

        (a) any Environmental Claim or Remediation Requirement caused by an Environmental Aspect which occurred prior to Completion other than a matter referred to in paragraph (c);

        (b) any breach of any of warranties 9.4 to 9.9 in schedule 6 (the "ENVIRONMENTAL WARRANTIES"); and

        (c) any Environmental Claim or Remediation Requirement caused by leaking, prior to Completion, of underground storage tanks at the Shell Depot.

                                      31.

8.3     EXCEPTIONS AND QUALIFICATIONS - GENERALLY

        The Vendor is not liable, and the Purchaser must not make a Claim against the Vendor, under the indemnity in clause 8.2(a) or clause 8.2(b):

        (a) (DISCLOSURES) if the circumstances which may give rise to the Environmental Claim, Remediation Requirement or the breach of the Environmental Warranties (an "ENVIRONMENTAL ISSUE") are:

                (i)     specifically disclosed in a Disclosure;

                (ii) known by (or ought reasonably to be known by) any Purchaser Entity from any source, including its due diligence investigations and knowledge of the industry sector in which the Business operates; or

                (iii) no later than 4pm (Sydney time) on the Business Day which is 3 Business Days prior to the date of execution of this agreement, revealed in any information made available to the public by any of the following Government Authorities in Australia or New Zealand:

                        (A) the New South Wales Land Titles Office and the New Zealand Land Titles Office; and

                        (B) local councils in Australia and regional and district councils in New Zealand with authority over any Property;

        (b) (BUDGETED EXPENSES) to the extent that any Works to rectify Environmental Issues are included in a Body Corporate's budget (as disclosed in the Disclosures) for a period which expires after Completion;

        (c) (PLAN OF WORK) to the extent that the Works performed or to be performed pursuant to a Plan of Work have rectified or will rectify the Environmental Issue in all substantial respects;

        (d) (COMPLIANCE WITH OBLIGATIONS) unless the Purchaser complies with its obligations under this clause 8 in all material respects;

        (e) (TIME LIMIT) unless the Purchaser notifies the Vendor in writing of the Claim within 4 years after Completion;

        (f) (CHANGE IN LAW) if the Environmental Issue results from a change in the law after Completion (even if it purports to have retrospective effect); and

        (g)     (OTHER) as stated in clause 6.3(a)(iii), (v), (vi), (vii), (ix),
                (x) and (xi) (the wording of such paragraphs being deemed to be repeated in this clause 8.3).

8.4     EXCEPTIONS AND QUALIFICATIONS - SHELL DEPOT

        The Vendor is not liable, and the Purchaser must not make a Claim against the Vendor, under the indemnity in clause 8.2(c):

        (a) (BUDGETED EXPENSES) to the extent that any Works to rectify Environmental Issues are included in a Body Corporate's budget (as set out in the document with


                                      32.

                barcode MAR.0033.281 disclosed in the Disclosures) for a period which expires after Completion;

        (b) (PLAN OF WORK) to the extent that the Works performed or to be performed pursuant to a Plan of Work have rectified or will rectify the Environmental Issue in all substantial respects;

        (c) (COMPLIANCE WITH OBLIGATIONS) unless the Purchaser complies with its obligations under this clause 8 in all material respects;

        (d) (CHANGE IN LAW) if the Environmental Issue results from a change in the law after Completion (even if it purports to have retrospective effect);

        (e) (MAXIMUM LIABILITY) to the extent that the Claim, if successful, would result in the aggregate liability of the Vendor for all Claims previously made by the Purchaser under the indemnity in clause 8.2(c) exceeding $8 million (assuming that all such previous Claims which have not been satisfied are successful); and

        (f) (OTHER) as stated in clause 6.3(a)(v), (vi), (vii), (ix), (x) and (xi) (the wording of such paragraphs being deemed to be repeated in this clause 8.4).

8.5     PLAN OF WORK

        (a) The Purchaser must notify the Vendor if the Purchaser or a Body Corporate becomes aware of any circumstance to which the indemnity in clause 8.2 may apply as soon as reasonably practicable after becoming so aware.

        (b) The Vendor may (subject to clause 8.7) within 2 months of receipt of the Purchaser's notice under clause 8.5(a) provide to the Purchaser a plan outlining Works proposed by the Vendor to address the Environmental Issue and the method and timing of the proposed Works.

        (c) Within 15 Business Days after receipt of the Vendor's plan (the "CONSENT NOTIFICATION DATE"), the Purchaser must notify the Vendor whether or not the Purchaser consents to the Vendor's plan (which consent must not be unreasonably refused).

        (d) If the Purchaser does not consent to the Vendor's plan, the Principal Parties must use their reasonable endeavours to agree to amendments to the plan. If they are unable to agree on the amendments within 10 Business Days after the Consent Notification Date, clause 8.6 applies.

8.6     EXPERT DETERMINATION

        If the Principal Parties are unable to agree to amendments to the Vendor's plan under clause 8.5(d), the dispute must be referred to the Independent Expert as an expert for determination (and not for arbitration) and:

        (a) the Independent Expert must be required to make the determination within 15 Business Days after being engaged;

        (b) the Principal Parties must promptly execute whatever reasonable terms of engagement the Independent Expert requires (including any indemnity);

                                      33.

        (c) the Principal Parties may make submissions to the Independent Expert within 2 Business Days of the engagement;

        (d) the Purchaser must provide the Independent Expert with full access during normal business hours to the relevant Property and the books and records of the relevant Body Corporate and relevant Purchaser Entities;

        (e) each Principal Party must provide all such assistance as it is able to provide as reasonably requested by the Independent Expert;

        (f) the determination made by the Independent Expert is final and binding on the Principal Parties and the Vendor's plan is taken to be amended accordingly and consented to by the Purchaser; and

        (g) the Principal Parties must equally bear the costs of the Independent Expert in making the determination.

8.7     DISPUTING ACTION RE ENVIRONMENTAL ISSUE

        (a) (CONSULTATION) Promptly and before taking any action (including making any admission) in respect of an Environmental Issue, the Purchaser must consult, and procure the relevant Body Corporate to consult with, the Vendor to ascertain what Disputing Action in respect of the Environmental Issue, if any, is reasonable and appropriate.

        (b) (DISPUTING ACTION BY VENDOR) If required by the Vendor by notice to the Purchaser, the Purchaser must and must procure the relevant Body Corporate to:

                (i) subject to clause 8.7(c), provide reasonable assistance to the Vendor to place itself in a position, and allow the Vendor, to take Disputing Action on behalf of (and in the name of) the Purchaser and the relevant Body Corporate in respect of the Environmental Issue; and

                (ii) provide reasonable assistance to assist the Vendor as the Vendor may reasonably require in order to do so, including by giving the Vendor access during normal business hours to the relevant Property, the books and records of the Purchaser and the relevant Body Corporate and relevant Purchaser Entities.

        (c) (PURCHASER CONSENT) The Vendor must not take any Disputing Action in respect of an Environmental Issue without the consent of the Purchaser. The Purchaser's consent must not be unreasonably refused or delayed. The Purchaser must notify the Vendor of its reasons for any refusal to consent. In determining whether the Purchaser is reasonably refusing its consent, regard must be had to any proposal made by the Vendor to address the Purchaser's reasons.

        (d) (COSTS) The costs of any Disputing Action in respect of an Environmental Issue incurred by the Vendor (on its own behalf or on behalf of the Purchaser or the relevant Body Corporate) must be borne by the Vendor. The reasonable costs of the Purchaser in complying with clause 8.5(b) must be paid by the Vendor on demand by the Purchaser.

                                      34.

        (e) (NO DISPUTING ACTION BY VENDOR) If the Vendor does not give a notice to the Purchaser under clause 8.7(b) within 20 Business Days after the Purchaser's notice under clause 8.5(a), clause 8.5(b) applies.

        (f) (EXTENSION FOR VENDOR'S PLAN) If the Vendor gives a notice to the Purchaser under clause 8.7(b) within 20 Business Days after the Purchaser's notice under clause 8.5(a), the period specified in clause 8.5(b) within which the Vendor may provide to the Purchaser the plan of the proposed Works commences upon the conclusion or abandonment by the Vendor of any Disputing Action.

8.8     CARRYING OUT THE PLAN OF WORK

        (a) (COMMISSIONING OF WORKS) The Vendor must commission the Works set out in the Plan of Work on behalf of, and as agent for, the Purchaser. The Vendor must bear the cost of the Works, and the amount of such costs shall be taken to be a liability of the Vendor for the purposes of clause 6.3(a)(v) or clause 8.4(e) (as the case may be).

        (b) (COMPLIANCE WITH PLAN OF WORKS) The Vendor must undertake or cause to be undertaken, and the Purchaser must supervise, the Works specified in the Plan of Work materially in accordance with the method and timing set out in the Plan of Work.

        (c) (REPORTING TO VENDOR) The Purchaser must report to and consult with the Vendor weekly on the progress of the Plan of Work.

        (d) (PROPER WORKMANSHIP) The Vendor is responsible for ensuring that the Plan of Work is carried out to a good and proper standard of workmanship.

        (e) (ASSISTANCE TO VENDOR) The Purchaser grants and must procure that the relevant Body Corporate grants to the Vendor and anyone acting on its behalf:

                (i)     a licence to enter upon the relevant Property;

                (ii) reasonable access to any Purchaser Entity engaged in the Plan of Work; and

                (iii) reasonable access to any information, document, record or plan relevant to the Plan of Work,

                in order to do anything required or permitted pursuant to this clause 8, and must ensure that the Purchaser Entities co-operate with the Vendor and give the Vendor all reasonable assistance in this regard.

        (f) (DISRUPTION) The Purchaser acknowledges that the Works under the Plan of Work may cause some inconvenience to and disruption of a Body Corporate's activities on the relevant Property, but the Vendor is not liable to the Purchaser or the relevant Body Corporate for any Claim arising out of any such inconvenience or disruption. The Purchaser must execute, and procure the relevant Body Corporate to execute, any waiver, release or indemnity reasonably requested by the Vendor to confirm that the Vendor is not so liable.

                                      35.

8.9     PURCHASER'S MITIGATION OF ENVIRONMENTAL EXPENSES

        (a) The Purchaser must take, and must ensure that each Purchaser Entity takes, all reasonable steps necessary to avoid an Environmental Issue arising.

        (b) Without limiting clause 8.9(a), the Purchaser must not and must ensure that the Company, the Subsidiary and any Purchaser Entity do not request, procure or seek to procure an Environmental Issue or increase or exacerbate the scope of the Works to be carried out as a result of an Environmental Issue.

        (c) The Purchaser must consult with the Vendor and obtain the Vendor's consent (which consent must not be unreasonably refused or delayed) in relation to any communication with an authority in relation to any Environmental Aspect.

        (d) This clause 8.9 does not limit clause 10, and clause 10 prevails if there is any inconsistency.

9.      WARRANTIES AND INDEMNITY BY PURCHASER

9.1     PURCHASER'S WARRANTIES

        In consideration of the Vendor entering into this agreement, the Purchaser represents and warrants to the Vendor both at the date of this agreement and at the Completion Date (except that where a Purchaser's Warranty refers to only one of those dates, that Purchaser's Warranty is given only as at that date) that each of the Purchaser's Warranties is true and accurate in all material respects by reference to the facts and circumstances applying at the relevant date.

9.2     PURCHASER'S INDEMNITY

        Subject to clause 10, the Purchaser indemnifies and agrees to keep indemnified the Vendor against:

        (a) (PURCHASER'S WARRANTIES) any Loss of the Vendor to the extent that the Loss arises from any breach of any of the Purchaser's Warranties; and

        (b) (ENVIRONMENTAL CLAIM) any Environmental Claim caused by an Environmental Aspect that occurs after Completion.

10.     LOSSES AND CLAIMS

10.1    MITIGATION

        A party (the "INDEMNIFIED PARTY") indemnified under clause 6.2, 7.2, 8.2 or 9.2 or any other indemnity in this agreement (an "INDEMNITY CLAUSE") must mitigate in accordance with general law any Loss to which the Indemnity Clause applies. If the Indemnified Party mitigates its Loss after the other party (the "INDEMNIFIER") has paid the Indemnified Party under the Indemnity Clause in respect of that Loss, the Indemnified Party must notify the Indemnifier and account to the Indemnifier to the extent of the value of the benefit to the Indemnified Party of that mitigation (less the Indemnified Party's reasonable costs of mitigation) within 2 Business Days after the benefit is received.

                                      36.

10.2    INDEMNITY TAX EFFECT

        (a) In addition to any amount payable under an Indemnity Clause (an "INDEMNITY AMOUNT"), the Indemnifier must pay to the Indemnified Party on demand an additional amount in respect of, or as a result of, the Indemnified Party's receipt or derivation of an Indemnity Amount which places the Indemnified Party in the position it would have been in had the Loss not been incurred and had the Indemnity Amount not been received or derived. In calculating this additional amount, the Indemnifier and the Indemnified Party must take into account any Tax assessable upon or payable by the Indemnified Party and any Tax deduction, rebate or credit which the Indemnified Party may claim.

        (b) If the Indemnified Party is entitled to an input tax credit or other credit in respect of a cost or expense recoverable under the Indemnity Clause, the amount recoverable under the Indemnity Clause does not include the amount of that input tax credit or other credit.

10.3    PAYMENT AND TREATMENT OF CLAIMS AGAINST VENDOR

        Any amount paid by the Vendor to the Purchaser under any of clauses 6.2 or 7.2 must be treated for all purposes by the Principal Parties as a reduction in the Purchase Price.

10.4    OPERATION OF INDEMNITIES

        Each indemnity in this agreement survives the expiry or termination of this agreement.

10.5    CLAIM UNDER ANCILLARY AGREEMENT

        If any of the Purchaser, a Body Corporate or a related body corporate of the Purchaser (the "PURCHASER'S GROUP") is entitled to make a Claim in respect of a matter against any of the Vendor or Goodman Fielder under this agreement or the GF Intellectual Property Transfer Deeds or any number of them, the Purchaser must ensure that the Purchaser's Group collectively makes only one Claim in respect of the matter. In any event, the Vendor is not liable under this agreement in respect of the matter if and to the extent that any member of the Purchaser's Group has already Claimed in respect of the matter under this agreement or the GF Intellectual Property Transfer Deeds.

11.     AUSTRALIAN SUPERANNUATION

11.1    DEFINITIONS

        In this agreement, including the recitals, unless the context otherwise requires:

        "COMPLYING SUPERANNUATION FUND" has the meaning given in the Income Tax Assessment Act 1936 (Cth).

        "PURCHASER'S FUND" means a Complying Superannuation Fund that is identified by the Purchaser for membership by the Employees under clause 11.3.

        "REGULATOR" means the Australian Securities and Investments Commission and the Australian Prudential Regulatory Authority.

                                      37.

        "SUPERANNUATION COMMITMENT" means any legal liability (whether arising under an industrial instrument or otherwise) to make contributions to any superannuation or retirement fund, pension scheme or other arrangement which provides employees or their dependants with superannuation or retirement benefits.

        "TRANSFER AMOUNT" means the accrued benefit entitlements of an Employee who is a member of the Vendor's Fund calculated as at the Completion Date on the basis that the Company has ceased to be an "Associated Employer", and adjusted for any positive or negative earnings from the Completion Date to the Transfer Date, in accordance with the governing rules of the Vendor's Fund.

        "TRANSFER DATE" means the date of the transfer of the Transfer Amount from the Vendor's Fund.

        "VENDOR'S FUND" means the Goodman Fielder Superannuation Fund established by the trust deed dated 26 June 1961 (as amended).

11.2    OBJECT OF CLAUSE 11

        The parties intend that, subject to any necessary approvals by the trustee of the Vendor's Fund and the trustee of the Purchaser's Fund:

        (a) until the Completion Date, the Company will continue to contribute and participate in the Vendor's Fund as an "Associated Employer" under the governing rules of that fund;

        (b) on the Completion Date, the Company will cease to be an "Associated Employer" under the governing rules of the Vendor's Fund;

        (c) on the Transfer Date, each Employee who is a member of the Vendor's Fund will cease to be a member of the Vendor's Fund; and

        (d) on the Transfer Date, a Transfer Amount in respect of each Employee who is a member of the Vendor's Fund will be paid by the trustee of the Vendor's Fund in accordance with the governing rules of that fund to the trustee of the Purchaser's Fund.

11.3    THE COMPANY TO CEASE PARTICIPATING IN THE VENDOR'S FUND

        The Vendor must use its reasonable endeavours to ensure that the Company ceases participating in the Vendor's Fund as "Associated Employers" under the governing rules of that fund effective from the Completion Date.

11.4    PURCHASER'S FUND

        The Purchaser must, within 90 days after execution of this agreement, identify a Complying Superannuation Fund for membership by the Employees who are members of the Vendor's Fund which will provide benefits in respect of each such Employee from the Completion Date.

                                      38.

11.5    MEMBERSHIP OF THE PURCHASER'S FUND

        The Purchaser must offer each Employee who is a member of the Vendor's Fund membership of the Purchaser's Fund within 90 days after execution of this agreement.

11.6    CALCULATION OF TRANSFER AMOUNT

        In relation to each Employee who is a member of the Vendor's Fund, as soon as practicable after the Completion Date, the Vendor must use its reasonable endeavours to procure the trustee of the Vendor's Fund to calculate the Transfer Amount of that Employee in accordance with the governing rules of the Vendor's Fund.

11.7    OBTAINING CONSENT TO TRANSFER

        In relation to each Employee who is a member of the Vendor's Fund, as soon as practicable after the Completion Date, the Purchaser must use its reasonable endeavours to procure the Employee's consent to transfer his or her Transfer Amount to the Purchaser's Fund.

11.8    CONSENTED TRANSFER TO PURCHASER'S FUND

        The Vendor must use its reasonable endeavours to procure the trustee of the Vendor's Fund to transfer to the trustee of the Purchaser's Fund the Transfer Amount of each Employee who has consented to transfer his or her Transfer Amount to the Purchaser's Fund.

11.9    TRANSFER TO OTHER SUPERANNUATION ARRANGEMENTS

        In relation to an Employee who is a member of the Vendor's Fund but has not consented to transfer his or her Transfer Amount to the Purchaser's Fund, the Vendor will use its reasonable endeavours to procure the trustee of the Vendor's Fund to transfer the Employee's Transfer Amount to any other superannuation arrangement in accordance with the governing rules of the Vendor's Fund.

11.10   PURCHASER MUST ENSURE MEMBERSHIP IN PURCHASER'S FUND

        The Purchaser must use its reasonable endeavours to procure the trustee of the Purchaser's Fund to accept the Transfer Amounts into the Purchaser's Fund in respect of the Employees who have consented to the transfer.

11.11   TRANSFER AMOUNT TO BE PAID IN CHEQUE OR CASH

        The Transfer Amount must be paid by bank cheque or cash unless the trustee of the Vendor's Fund and the trustee of the Purchaser's Fund agree that other assets will be transferred.

11.12   ACCESS TO RECORDS

        The Vendor must give, and must use its reasonable endeavours to procure that the trustee of the Vendor's Fund gives, the Purchaser and the trustee of the Purchaser's Fund access during normal business hours to the records of the Vendor's Fund which they may reasonably require in order for the Purchaser and the trustee of the Purchaser's Fund to take over responsibility and the administration of the of the superannuation

                                      39.

        arrangements in respect of the Employees who have consented as contemplated by clause 11.7.

11.13   PURCHASER'S CONTRIBUTIONS

        The Purchaser must ensure that either the Purchaser or the Company contributes from the Completion Date to the Purchaser's Fund or other nominated superannuation arrangement in respect of each Employee at the rate at which the Company was contributing to the Vendor's Fund immediately before the Completion Date.

12.     NEW ZEALAND SUPERANNUATION

12.1    DEFINITIONS

        In this agreement, including the recitals, unless the context otherwise requires:

        "EFFECTIVE DATE" means the date upon which the Subsidiary ceases to be a "Participating Company" in the NZ Fund as a result of the Vendor's notice given pursuant to clause 12.3.

        "NZ TRANSFER AMOUNT" means the accrued benefit entitlements of a NZ Employee who is a member of the NZ Fund calculated as at the Effective Date on the basis that the Subsidiary has ceased to be a "Participating Company" in the NZ Fund as at that date, and adjusted for any positive or negative earnings from the Effective Date to the NZ Transfer Date, in accordance with the governing rules of the NZ Fund.

        "NZ TRANSFER DATE" means the date of the transfer of the NZ Transfer Amount from the NZ Fund.

        "NZ FUND" means the Goodman Fielder (NZ) Retirement Plan established by the trust deed dated 19 October 1971.

        "PURCHASER'S NZ FUND" means a Registered Superannuation Scheme that is identified by the Purchaser for membership by the NZ Employees under clause 12.3.

        "REGISTERED SUPERANNUATION SCHEME" has the meaning given in the Superannuation Schemes Act 1989 (NZ).

12.2    OBJECT OF CLAUSE 12

        The parties intend that, subject to any necessary approvals by the trustee of the NZ Fund and the trustee of the Purchaser's NZ Fund:

        (a) until the Effective Date, the Subsidiary will continue to contribute and participate in the NZ Fund as a "Participating Company" under the governing rules of that fund;

        (b) on the Purchaser notifying its own Registered Superannuation Scheme (no later than 90 days after the execution of this agreement) the Vendor will procure that notice is given to the trustee of the NZ Fund that the Subsidiary will cease to be a "Participating Company" under the governing rules of the NZ Fund;

                                      40.

        (c) on the NZ Transfer Date, each NZ Employee who is a member of the NZ Fund will cease to be a member of the NZ Fund; and

        (d) on the NZ Transfer Date, a NZ Transfer Amount in respect of each NZ Employee who is a member of the NZ Fund, will be paid by the trustee of the NZ Fund in accordance with the governing rules of that fund to the trustee of the Purchaser's NZ Fund (subject to the consent of each NZ Employee).

12.3    THE SUBSIDIARY TO CEASE PARTICIPATING IN THE VENDOR'S NZ FUND

        On the Purchaser satisfying its obligations under clause 12.4, the Vendor must procure that notice is given to the trustee of the NZ Fund that the Subsidiary will cease to participate in the Vendor's NZ Fund as a "Participating Company" under the governing rules of that fund effective from the Effective Date. The Vendor will procure that the notice is given in accordance with the relevant rules governing the NZ Fund.

12.4    PURCHASER'S NZ FUND

        The Purchaser must, as soon as reasonably practicable but no later than 90 days after the execution of this agreement, identify a Registered Superannuation Scheme for membership by the NZ Employees who are members of the NZ Fund which will provide benefits in respect of each such NZ Employee from the Completion Date.

12.5    MEMBERSHIP OF THE PURCHASER'S NZ FUND

        The Purchaser must offer each NZ Employee who is a member of the NZ Fund membership of the Purchaser's NZ Fund on and from the Effective Date.

12.6    CALCULATION OF NZ TRANSFER AMOUNT

        In relation to each NZ Employee who is a member of the NZ Fund, the Vendor must use its reasonable endeavours to procure the trustee of the NZ Fund to calculate the Transfer Amount of that NZ Employee in accordance with the governing rules of the NZ Fund.

12.7    OBTAINING CONSENT TO TRANSFER

        In relation to each NZ Employee who is a member of the NZ Fund, as soon as practicable after the Completion Date, the Purchaser must use its reasonable endeavours to procure the NZ Employee's consent to transfer his or her NZ Transfer Amount to the Purchaser's NZ Fund.

12.8    CONSENTED TRANSFER TO PURCHASER'S NZ FUND

        The Vendor must use its reasonable endeavours to procure the trustee of the NZ Fund to transfer to the trustee of the Purchaser's NZ Fund the NZ Transfer Amount of each NZ Employee who has consented to transfer his or her NZ Transfer Amount to the Purchaser's NZ Fund.

12.9    TRANSFER TO OTHER SUPERANNUATION ARRANGEMENTS

        In relation to a NZ Employee who is a member of the NZ Fund but has not consented to transfer his or her NZ Transfer Amount to the Purchaser's NZ Fund, the Vendor will use its reasonable endeavours to procure the trustee of the NZ Fund to transfer the NZ


                                      41.

        Employee's NZ Transfer Amount to any other superannuation arrangement in accordance with the governing rules of the NZ Fund.

12.10   PURCHASER MUST ENSURE MEMBERSHIP IN PURCHASER'S NZ FUND

        The Purchaser must use its reasonable endeavours to procure the trustee of the Purchaser's NZ Fund to accept the NZ Transfer Amounts into the Purchaser's NZ Fund in respect of the NZ Employees who have consented to the transfer.

12.11   NZ TRANSFER AMOUNT TO BE PAID IN CHEQUE OR CASH

        The NZ Transfer Amount must be paid by cheque or cash unless the trustee of the NZ Fund and the trustee of the Purchaser's NZ Fund agree that other assets will be transferred.

12.12   ACCESS TO RECORDS

        The Vendor must give, and must use its reasonable endeavours to procure that the trustee of the NZ Fund gives, the Purchaser and the trustee of the Purchaser's NZ Fund access during normal business hours to the records of the NZ Fund which they may reasonably require in order for the Purchaser and the trustee of the Purchaser's NZ Fund to take over responsibility and the administration of the superannuation arrangements in respect of the NZ Employees who have consented as contemplated by clause 12.7.

12.13   PURCHASER'S CONTRIBUTIONS

        The Purchaser must ensure that:

        (a) the Subsidiary continues to contribute to the NZ Fund in respect of each NZ Employee from the Completion Date up to the Effective Date; and

        (b) either the Purchaser or the Subsidiary contributes from the Effective Date to the Purchaser's NZ Fund or other nominated superannuation arrangement in respect of each NZ Employee in accordance with the terms of membership of the Purchaser's NZ Fund or other nominated superannuation arrangements accepted by each NZ Employee.

13.     RESTRAINT

13.1    DEFINITIONS

        In this agreement, unless the context otherwise requires:

        "RESTRAINED BUSINESS" means a business of refining raw material to produce starch and supplying that starch and by-products of the refining process to third parties in direct competition with a Body Corporate.

        "RESTRAINT AREA" means:

        (a) any country in which the Bodies Corporate carry on their Businesses during the year preceding the date of this agreement, or if that area is decided to be unenforceable, then;

                                      42.

        (b) Australia (including the Territory of Christmas Island, Norfolk Island and the Territory of Cocos (Keeling) Islands but not including any other external Territory), New Zealand, Japan and the United States of America, or if that area is decided to be unenforceable, then;

        (c) Australia (including the Territory of Christmas Island, Norfolk Island and the Territory of Cocos (Keeling) Islands but not including any other external Territory), New Zealand and Japan, or if that area is decided to be unenforceable, then;

        (d) Australia (including the Territory of Christmas Island, Norfolk Island and the Territory of Cocos (Keeling) Islands but not including any other external Territory) and New Zealand.

        "RESTRAINT PERIOD" means a period of 3 years from Completion.

13.2    RESTRAINT OBLIGATION

        Subject to clause 13.3, the Vendor must not, and must procure that each of its related bodies corporate does not, during the Restraint Period in the Restraint Area:

        (a) operate (whether on its own account or in partnership or by joint-venture) a Restrained Business; or

        (b) be concerned or interested in (directly or indirectly, or through any interposed body corporate, trust, principal, agent, shareholder, beneficiary, or as an independent contractor, consultant or in any other capacity) a Restrained Business;

        (c) seek to or persuade any customer or client of any Body Corporate to cease doing business with any Body Corporate;

        (d) subject to the same exclusions set out in clause 16.13(a) and 16.13(b), disclose to any third party any trade secrets, product information or information of any Body Corporate that is not generally known; or

        (e) solicit, seek to or induce any person who is, or later becomes, an employee of the Purchaser or any Body Corporate to terminate his or her employment.

13.3    PERMITTED INVOLVEMENT

        Clause 13.2 does not prevent the Vendor or any of its related bodies corporate from doing anything referred to in clause 13.2(a) or clause 13.2(b) as a consequence of purchasing any company or business that operates, or is concerned or interested in, a Restrained Business as an ancillary part of that company or business, for a transitional period of 12 months after such a purchase.

13.4    REASONABLENESS OF RESTRAINT

        The Vendor agrees that each of the restraint obligations imposed by clause 13.2 is reasonable in its extent (as to duration and restrained conduct) having regard to the interests of each Principal Party and extends no further (in any respect) than is reasonably necessary and is solely to protect the Purchaser.

                                      43.

13.5    SEVERABILITY

        (a) Each of the covenants, obligations and restrictions set out in this clause 13 are:

                (i) separate, severable and independent, the validity of each of which must be considered separately; and

                (ii)    not true alternatives but cumulative in effect.

        (b)     If clause 13.2 or any part of it is:

                (i) wholly or partly void, invalid, or otherwise unenforceable; or

                (ii) is judged to be beyond what is reasonable in the circumstances and necessary to protect the goodwill of the Bodies Corporate;

                that clause or part will be deemed eliminated or modified to the extent necessary to make the balance of this agreement and that clause or part enforceable or reasonable, as the case may be.

14.     TRANSITIONAL SERVICES

        The Purchaser acknowledges that, subject to the Transitional Services Agreement, any service provided before Completion either:

        (a) by the Vendor or any of its related bodies corporate to a Body Corporate; or

        (b) by a third party to a Body Corporate under an arrangement that is not an agreement between that third party and a Body Corporate,

        will not be available to the Purchaser or a Body Corporate from Completion.

15.     NOTICES

15.1    METHOD OF GIVING NOTICES

        A notice required or permitted to be given by one party to another under this agreement must be in writing and is treated as being duly given if it is:

        (a)     left at that party's address;

        (b)     sent by pre-paid mail to that party's address; or

        (c)     transmitted by facsimile to that party's address.

15.2    TIME OF RECEIPT

        A notice given to a party is treated as having been duly given and received:

        (a) when delivered (in the case of it being left at that party's address);

        (b) on the third Business Day after posting (in the case of it being sent by pre-paid mail); or

                                      44.

        (c) on the day of transmission, or the next Business Day after transmission if the date of transmission is not a Business Day, in the case of it being given by facsimile and sent to the facsimile receiver number of that party if no indication is received that the notice has not been received, whether that indication comes from that party or from the operation of facsimile machinery or otherwise.

15.3    ADDRESS OF PARTIES

        The address of a party is the address set out below or another address of which that party may from time to time give notice to each other party:

        THE VENDOR:

        Attention:    The Company Secretary

        Address:      Goodman Fielder Ingredients Limited
                      75 Talavera Road
                      MACQUARIE PARK  NSW  2113

        Fax Number:   (612) 8874 6099

        THE PURCHASER:

        Attention:    Sue Iverson

        Address:      c/- Penford Corporation
                      777 108th Avenue, NE Suite 2390
                      Bellevue Washington 98004
                      USA

        Fax Number:   1 (425) 462 2819
                      (copied to Guy Sanderson of Baker & McKenzie
                      (612) 9223 7711)
16.     GENERAL

16.1    GOVERNING LAW

        This agreement is governed by the law in force in New South Wales. The parties submit to the non-exclusive jurisdiction of the courts of New South Wales and any courts which may hear appeals from those courts in respect of any proceedings in connection with this agreement.

16.2    WAIVER OF RIGHTS

        A right may only be waived in writing, signed by the party giving the waiver, and:

        (a) no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

        (b) a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

                                      45.

        (c) the exercise of a right does not prevent any further exercise of that right or of any other right.

16.3    AMENDMENT

        This agreement can only be amended, supplemented, replaced or novated by another document signed by the parties.

16.4    COUNTERPARTS

        This agreement may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

16.5    FURTHER ASSURANCE

        Each party must do, sign, execute and deliver and must procure that each of its employees and agents does, signs, executes and delivers, all deeds, documents, instruments and acts reasonably required of it or them by notice from another party to carry out and give full effect to this agreement and the rights and obligations of the parties under it.

16.6    OPERATION OF THIS AGREEMENT

        (a) This agreement contains the entire agreement between the parties in respect of its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this agreement and has no further effect.

        (b) Any right that a person may have under this agreement is in addition to, and does not replace or limit, any other right that the person may have.

        (c) Any provision of this agreement which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this agreement enforceable, unless this would materially change the intended effect of this agreement.

16.7    COSTS GENERALLY

        Except to the extent specified in clause 16.8 and elsewhere in this agreement, each party must bear and is responsible for its own costs (including legal costs) and expenses in connection with the negotiation, preparation, execution, completion and carrying into effect of this agreement.

16.8    STAMP DUTY

        The Purchaser must bear and is responsible for all stamp duty on or in respect of:

        (a)     this agreement;

        (b)     the instrument of transfer referred to in clause 4.2(a)(ii); and

        (c)     any instrument or transaction contemplated by this agreement.

                                      46.

16.9    NO MERGER

        No provision of this agreement merges on or by virtue of Completion.

16.10   ATTORNEYS

        Where this agreement is executed on behalf of a party by an attorney, that attorney by executing this agreement declares that the attorney has no notice of the revocation of the power of attorney under the authority of which the attorney executes the agreement on behalf of that party.

16.11   INTEREST FOR FAILURE TO PAY

        If any party fails to pay any amount payable under this agreement on the due date for payment, that party must pay interest from the due date on the amount unpaid at the higher of the rate of 12% or the rate (if any) fixed or payable under a judgment or other thing referred to in clause 16.12(a).

16.12   INTEREST PAYABLE ON JUDGMENT

        The interest payable under clause 16.11:

        (a) accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the amount becomes merged; and

        (b) may be capitalised by the person to whom it is payable at monthly intervals.

16.13   CONFIDENTIALITY

        The parties must maintain absolute confidentiality concerning the existence and terms of this agreement and no public announcement or communication relating to the negotiations of the parties or the existence, subject matter or terms of this agreement may be made or authorised by or on behalf of a party without the prior written approval of the other party except that a party may make such disclosures in relation to this agreement as it may in its reasonable discretion think necessary:

        (a) to its professional advisers, bankers, insurers and insurance brokers, financial advisers and financiers upon those persons undertaking to keep confidential any information so disclosed; or

        (b) to comply with any applicable law or the requirement of any regulatory body (including any relevant stock exchange).

                                      47.

                                   SCHEDULE 1

                                  (clause 5.1)

                              STOCKTAKE PROCEDURES

The Stock must be valued at the lower of Cost and NRV, where:

        "COST" means fully absorbed cost determined in accordance with the principles set out in items 1.4 and 2.4 of schedule 3 except that the standards in the "standard costing" method will be changed only in the case of a variance of at least $250,000 in the aggregate; and

        "NRV" means the best price or prices recoverable from an arms length purchaser given the condition of the Stock.

Any dispute between the Principal Parties arising from the stocktake must be referred on the day of the stocktake to KPMG as an expert for determination (and not for arbitration) and:

        (a) KPMG must be required to make the determination on the day of the stocktake;

        (b) the Principal Parties must promptly execute whatever reasonable terms of engagement KPMG requires (including any indemnity);

        (c) each Principal Party must provide all such assistance as it is able to provide as reasonably requested by KPMG;

        (d) the determination made by KPMG is final and binding on the Principal Parties; and

        (e) the Principal Parties must equally bear the costs of KPMG in making the determination.


                                      48.

                                   SCHEDULE 2

                                  (clause 1.1)

                        ACCOUNTS DATE NET ASSET STATEMENT


                                           ACCOUNTS        COMPLETION
                                             DATE             DATE
                                            A$'000           A$'000
                                          ----------       ----------
ASSETS
Trade Debtors                                 17,399
Inventories                                   15,646
Other Debtors/Prepayments                      1,047
Cash                                               0                      Refer Schedule 3, Note 2, subsection 4
                                          ----------
TOTAL CURRENT ASSETS                          34,092
                                          ----------
Fixed Assets                                  57,268
Shares in Subsidiaries                             0
Goodwill/Intangibles                             421
Future Income Tax Benefit                        342
                                          ----------
TOTAL NON-CURRENT ASSETS                      58,031
                                          ----------
TOTAL ASSETS                                  92,123
                                          ----------
LIABILITIES
Overdraft                                          0                      Refer Schedule 3, Note 2, subsection 4
Creditors                                    -12,473
Employee Provisions                           -1,800
Provision for Income Tax                           0                      Refer Schedule 3, Note 2, subsection 7
Mark to Market Hedging Contracts                   0                      Refer Schedule 3, Note 2, subsection 5
                                          ----------
TOTAL CURRENT LIABILITIES                    -14,273
                                          ----------
Employee Provisions                           -2,072
Deferred Income Tax Liability                 -2,388
                                          ----------
TOTAL NON-CURRENT LIABILITIES                 -4,460
                                          ----------
TOTAL LIABILITIES                            -18,733
                                          ----------
NET ASSETS                                    73,390
                                          ----------

                                      49.

                                   SCHEDULE 3

                                   (clause 5)

                          AGREED ACCOUNTING PRINCIPLES

NOTE 1 - AGREED ACCOUNTING POLICIES AND PRINCIPLES

1.      THE COMPANY

1.1     ACCOUNTING POLICIES

        The Company prepares its financial accounts using policies which are consistent with the Corporations Law and applicable Australian Accounting Standards.

1.2     ACCOUNTS RECEIVABLE AND REVENUE RECOGNITION

        A sale is recorded when goods have been dispatched to a customer pursuant to a sales order and the associated risks have passed to the carrier or customer. Consignment stocks are placed with customers and sales are recorded in accordance with the relevant agreement with the customer.

1.3     PROCEDURE FOR BAD AND DOUBTFUL DEBTS

        Customer balances that are deemed uncollectable are written off. Where it is considered economical to do so, the amount of the doubtful debt is passed on to a debt collector for collection. A doubtful debts provision is carried in the accounts, which is comprised of specific doubtful debts, an allowance for credit notes and all debts which have been outstanding for more than 90 days and deemed uncollectable. It is then supplemented with a general provision such that the total provision does not exceed $60,000. The adequacy of this provision is reviewed half-yearly.

1.4     INVENTORY

        (a)     Inventory costing practices

                A "standard costing" methodology is used where standard costs are set at the beginning of each year and reviewed quarterly. The standards are changed where a variance to the standard is considered material.

                By-products that are not material in value (all Lane Cove products) are valued at net realisable value. Gluten at Tamworth is considered to be a co-product and therefore wears its share of material and production overhead costs.

                Off-code products that cannot be sold are written down to material cost.

        (b)     Stock loss provision - Lane Cove

                A provision for grain shrinkage is maintained at Lane Cove. The shrinkage provision is based on the total ex-grower grain movements in a silo since it was last emptied. It is calculated by multiplying the total value of the ex-grower grain


                                      50.

                movement by 1%. When the silo is emptied the shrinkage is brought to account and written off the provision.

        (c)     Grain financing facility

                Raw material subject to the BNP Facility is brought to account as inventory only as it is drawn down ready for use. At all times prior to this the grain remains "off-balance sheet". The financing charge associated with the BNP Facility is booked as an interest expense.

        (d)     Physical stocktake policy and procedures

                Finished Goods: A perpetual inventory system is maintained. Cyclical counting procedures are in place whereby high-value and fast moving products are counted at least weekly. All stocks are counted at least monthly.

                Raw Materials: Raw material is counted at least as frequently as at each month-end.

                Stocktake Variances: Variances re physical versus book are brought to account as profit or loss in the period in which they are identified.

        (e)     Accounting for maintenance and spare parts

                All maintenance costs are booked to the profit and loss account when they are incurred. Spare part and engineering items are either expensed on purchase if they are individually below $300, or accounted for as engineering stores inventory if they exceed $300 and expensed to the profit and loss account as they are used.

1.5     FIXED ASSET RECOGNITION POLICY INCLUDING DETERMINATION AND REVIEW
        PROCEDURES

        Capital expenditure is recorded as assets under construction until it is ready for use. When it is ready for use it is recorded in the asset register and depreciation commences.

        Procedures are in place to identify obsolete, scrapped and sold assets. The useful lives of assets are determined by the plant managers when they are ready for use and range from 5 to 20 years for most plant and equipment and 40 to 50 years for buildings. Land is not depreciated.

        Land and buildings are recorded at valuation. Other fixed assets are recorded at cost. Land and buildings valuations are performed by consultants retained by Goodman Fielder at least every 3 years. Valuation amounts are determined using a "going concern" basis. Land and buildings included in the accounts include some holdings which have legally remained owned by Goodman Fielder Mills Limited and Goodman Fielder Limited due to practical issues of formal transfer (see schedule
        8).

1.6     INTANGIBLES AND CAPITALISED EXPENSES

        Purchased Goodwill:  amortised over 5 years.

        Capitalised expenses:  depreciated over 10 years.


                                      51.

1.7     EMPLOYEE ENTITLEMENTS

        (a)     Wages and Salaries, Annual Leave and Vesting Sick Leave

                Liabilities for wages and salaries, annual leave and vesting sick leave are recognised and are measured as the amount unpaid at the reporting date at current pay rates plus employment on-costs, with respect to employees' services up to that date. Amounts that will not be paid within the next 12 months are disclosed as non-current liabilities.

        (b)     Long Service Leave

                A liability for long service leave is recognised, and is measured as the present value of expected future payments to be made with respect to services provided by employees up to the reporting date. The basis used provides for the pro-rata value of long service leave for all employees in excess of 5 years of service plus on-costs. The liability that will be paid within the next 12 months is disclosed as a current liability.

        (c)     Superannuation

                Employer contributions to employee superannuation funds, principally Goodman Fielder sponsored funds, are charged to the profit and loss account as incurred.

        (d)     Workers' compensation

                The provision for workers' compensation at the balance date is as per the most recent insurer assessment adjusted for actual wages paid during the year and also adjusted for the expected value of claims made during the period. The movement in the provision is charged to the profit and loss account accordingly.

1.8     LEASES

        Operating lease payments are charged to profit and loss account in the periods as they are incurred.

1.9     TAXATION

        Tax expense is recognised as prima facie tax on operating profit, computed at the prevailing corporate tax rate plus or minus permanent differences. Timing differences between accounting and taxation recognition of income and expense items give rise to deferred tax balances described as "Future Income Tax Benefit" or "Deferred Income Tax Liability". These deferred tax balances are stated at balance date at the value corresponding to the tax rate at which they are expected to be realised.

1.10    FOREIGN CURRENCY TRANSACTIONS

        Foreign currency sales and purchases are hedged and the hedge rate is used to account for these transactions. Foreign currency gains and losses and hedging costs are borne by the Company. Unhedged transactions are brought to account at the rates of exchange applicable on the date of the transaction.

                                      52.

2.      THE SUBSIDIARY

2.1     ACCOUNTING POLICIES

        The Subsidiary prepares its financial accounts using policies which are consistent in all material respects with the Corporations Law, applicable Australian Accounting Standards and applicable New Zealand Financial Reporting Standards and Statements of Standard Accounting Practice.

2.2     ACCOUNTS RECEIVABLE AND REVENUE RECOGNITION

        A sale is recorded when goods have been dispatched to a customer pursuant to a sales order and the associated risks have passed to the carrier or customer. Consignment stocks are placed with customers and sales are recorded in accordance with the relevant agreement with the customer.

2.3     PROCEDURE FOR BAD AND DOUBTFUL DEBTS

        Customer balances that are deemed uncollectable are written off. Where it is considered economical to do so, the amount of the doubtful debt is passed on to a debt collector for collection. A general doubtful debts provision is maintained at all times. The adequacy of this provision is reviewed regularly.

2.4     INVENTORY

        (a)     Inventory costing practices

                A "standard costing" methodology is used where standard costs are set at the beginning of each year and reviewed quarterly. The standards are changed where a variance to the standard is considered material.

                By-products are valued at net realisable value.

                Off-code products that cannot be sold are written down to material cost.

        (b)     Physical stocktake policy and procedures

                Finished Goods: A perpetual inventory system is maintained. Cyclical counting procedures are in place whereby fast moving products are counted at least weekly. Others every two weeks. All stocks are counted at least monthly.

                Raw Materials: Raw material is counted every two weeks except grain which is counted at month-end.

                Stocktake Variances: Variances re physical versus book are brought to account as profit or loss in the period in which they are identified.

        (c)     Accounting for maintenance and spare parts

                All maintenance costs are booked to the profit and loss account when they are incurred. Spare part and engineering items are either expensed on purchase if they are individually below NZ$300, or accounted for as engineering stores

                                      53.

                inventory if they exceed NZ$300 and expensed to the profit and loss account as they are used.

2.5     FIXED ASSET RECOGNITION POLICY INCLUDING DETERMINATION AND REVIEW
        PROCEDURES

        Capital expenditure is recorded as assets under construction until it is ready for use. When it is ready for use it is recorded in the asset register and depreciation commences.

        Procedures are in place to identify obsolete, scrapped and sold assets. Depreciation rates are as per the Subsidiary's "Statement of Accounting Policies" attached to the Subsidiary's Financial Statements unless the estimated useful life of the asset is considered to be materially different to the "Statement of Accounting Policies". Land is not depreciated.

        Land and buildings are recorded at valuation. Other fixed assets are recorded at cost. Land and buildings valuations are performed by consultants retained by Goodman Fielder at least every 3 years. Valuation amounts are determined using a "going concern" basis.

2.6     EMPLOYEE ENTITLEMENTS

        (a)     Annual and Long Service Leave

                Liabilities for wages and salaries, annual leave and long service leave are recognised and are measured as the amount that would be paid to the employee if the employee were to resign at the reporting date. Annual leave is disclosed as a current liability and long service leave as a non-current liability.

        (b)     Superannuation

                Employer contributions to employee superannuation funds, principally Goodman Fielder sponsored funds, are charged to the profit and loss account as incurred.

2.7     LEASES

        Operating lease payments are charged to profit and loss account in the periods as they are incurred.

2.8     TAXATION

        Tax expense is recognised as prima facie tax on operating profit, computed at the prevailing corporate tax rate plus or minus permanent differences. Timing differences between accounting and taxation recognition of income and expense items give rise to deferred tax balances described as "Future Income Tax Benefit" or "Deferred Income Tax Liability". These deferred tax balances are stated at balance date at the value corresponding to the tax rate at which they are expected to be realised.

2.9     FOREIGN CURRENCY TRANSACTIONS

        Foreign currency sales and purchases are hedged and the hedge rate is used to account for these transactions. Foreign currency gains and losses and hedging costs are borne by the Subsidiary. Exchange gains or losses are taken to the profit and loss account as they are realised. Unhedged transactions are brought to account at the rates of exchange applicable on the date of the transaction.

                                      54.

3.      CONSOLIDATION

3.1     TRANSLATION

        Subsidiary financial statements are translated based on the principals of the current rate method per AASB1012. Exchange rates are the "month end" rates issued by GF Finance Limited. The source of these rates is the Reuters Mid-Rates on the last Friday of each accounting period. (For the period close corresponding to Completion, 11.00 am will be used.)

3.2     ELIMINATIONS

        Intra-entity balances and unrealised profits from intra-entity transactions are eliminated in full.

        The Subsidiary's pre-acquisition share capital and reserve balances are eliminated against the Company's investment in the Subsidiary.


                                      55.

NOTE 2 - FURTHER POLICIES APPLICABLE TO THE DETERMINATION OF THE NET ASSETS ADJUSTMENT BETWEEN THE ACCOUNTS DATE NET ASSET STATEMENT AND THE COMPLETION DATE NET ASSET STATEMENT

The movement between Accounts Date Net Asset Statement and the Completion Date Net Asset Statement will reflect the continued application of normal accounting principals and practice with the exception of the following one-off adjustments.

4.      BANK ACCOUNTS

        To facilitate the intended cash-free position of the Bodies Corporate at Completion the following adjustments will be effected as at Completion:

        (a)     all outstanding cheques will be added back to creditors;

        (b)     all outstanding deposits will be added back to debtors; and

        (c) the balance of cash appearing in the bank statement for each account will be cleared via inter-company transfer to GF Finance Limited or GF Finance NZ Limited.

        (Note: due to the timing of bank processing, some transactions may impact the bank balance subsequent to its clearance to nil via inter-company transfer. Where this occurs, that nominal amount of cash (or overdraft) will be included in the Completion Date Net Asset Statement.)

5.      OPEN HEDGING CONTRACTS

        Immediately prior to closing the books of the Company on the Completion Date, the following will occur:

        (a) The hedging contracts between the Company and GF Finance Limited will be closed out. GF Finance Limited will issue an inter-company debit or credit note recognising the net payable or receivable resulting from the close out of those contracts. The Company will book the net payable or receivable to the non-trading inter-company account with GF Finance Limited, with a corresponding entry to exchange gain or loss in the profit and loss statement of the Company.

        (b) Simultaneous with the recognition of the hedge close out, all underlying foreign currency denominated payables and receivables will be "marked to market" based on the "month end" exchange rates prevailing at the Completion Date issued by GF Finance Limited in accordance with item 3.1 of note 1 of this schedule. This will give rise to a corresponding entry to exchange gain or loss in the profit and loss statement of the Company.

        Any net payable or receivable referred to in paragraph (a) or (b) will be brought to account as either a receivable or payable in the Completion Date Net Asset Statement.

6.      BNP FACILITY

        To the extent that the Purchaser does not replicate the off-balance sheet grain financing arrangements provided to the Company by BNP Australia Limited (including the BNP


                                      56.

        Facility), the value of the grain under those arrangements on Completion will be brought onto the Completion Date Net Asset Statement at the amount required to discharge all obligations of the Company payable to BNP Australia Limited.

7.      PROVISION FOR TAX

        Balances of provision for Tax were nil in the Accounts Date Net Assets Statement due to the application of grouping arrangements as at 30 June 2000. The Completion Date Net Assets Statement will include a provision for Tax based on the taxable income for the period 1 July 2000 to Completion.

8.      REAL PROPERTY

        There will be no increase in the net assets of the Company as a result of the Company or the Subsidiary acquiring, or acquiring a further interest in, any of the real property referred to in schedule 8.

9.      OTHER

        All balance sheet items not specifically referred to above will be determined in the Completion Date Net Asset Statement on exactly the same basis as in the Accounts Date Net Asset Statement.


                                      57.

                                    SCHEDULE 4

                                   (clause 5)

                                   CERTIFICATE

INDEPENDENT AUDIT REPORT TO THE DIRECTORS OF STARCH AUSTRALASIA LIMITED

Terms used in this certificate that are defined in the Share Sale Agreement between Goodman Fielder Ingredients Limited and Penford Australasia Limited have the same meanings in these notes as in that agreement.

1.      SCOPE

1.1 We have audited the Completion Date Net Asset Statement, being a special purpose financial report as at the Completion Date. The Completion Date Net Asset Statement includes the economic entity comprising Starch Australia Limited and the entity it controlled at period end: Starch New Zealand Limited. The pre-Completion directors of Starch Australasia Limited are responsible for the preparation and presentation of the Completion Date Net Asset Statement and the information contained therein, and have determined that the basis of accounting used and described in notes 1 and 2 to the Completion Date Net Asset Statement is appropriate. We have conducted an independent audit of the Completion Date Net Asset Statement in order to express an opinion to the directors of Starch Australasia Limited on its preparation and presentation in accordance with the Agreed Accounting Principles described in notes 1 and 2 to the Completion Date Net Asset Statement. No opinion is expressed as to whether the Agreed Accounting Principles used and described in notes 1 and 2 are appropriate to the needs of the parties to the agreement.

1.2 The Completion Date Net Asset Statement has been prepared for the purpose of the Share Sale Agreement dated [INSERT DATE] 2000. We disclaim any assumption of responsibility for any reliance on this report or on the Completion Date Net Asset Statement to which it relates to any person, or for any purpose other than that for which they were prepared.

1.3 Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the Completion Date Net Asset Statement is free of material misstatement and whether it has been prepared in accordance with the Agreed Accounting Principles described in notes 1 and 2 to the Completion Date Net Asset Statement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the Completion Date Net Asset Statement, and the evaluation of Agreed Accounting Principles and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the Completion Date Net Asset Statement is presented fairly in accordance with the Agreed Accounting Principles described in notes 1 and 2 to the Completion Date Net Asset Statement. These policies do not require the application of all Accounting Standards and other professional reporting requirements in Australia.

1.4 The audit opinion expressed in this report has been formed on the above basis.


                                      58.

2.      AUDIT OPINION

        In our opinion, the Completion Date Net Asset Statement is properly drawn up to present fairly, in accordance with the Agreed Accounting Principles described in notes 1 and 2 to the Completion Date Net Asset Statement, the financial position of the economic entity as at the Completion Date.

[ERNST & YOUNG]
Chartered Accountants

Date:


                                      59.

                                   SCHEDULE 5

                                   (clause 8)

                             PURCHASER'S WARRANTIES

1.      THE PURCHASER

1.1 The Purchaser is duly incorporated and validly exists under the law of its place of incorporation.

1.2 The Purchaser is not insolvent and no receiver has been appointed over any part of its assets and no such appointment has been threatened.

1.3 The Purchaser is not in liquidation or official management and no proceedings have been brought or threatened for the purposes of winding up the Purchaser or placing it under official management.

2.      DUE AUTHORISATION

2.1 The execution and delivery of this agreement has been properly authorised by all necessary corporate action of the Purchaser.

2.2 The Purchaser has full corporate power and lawful authority to execute and deliver this agreement and to consummate and perform or cause to be performed its obligations under this agreement.

2.3 This agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms by appropriate legal remedy.

2.4 This agreement and Completion do not conflict with or result in a breach of or default under any provision of the constitution of the Purchaser or any material term or provision of any agreement or deed or any writ, order or injunction, judgement, law, rule or regulation to which it is a party or is subject or by which it is bound.

3.      PURCHASER'S WARRANTIES CONCERNING PURCHASER'S FUND

        The Purchaser is not aware of anything that would prevent the trustee of the Purchaser's Fund accepting the Employees as members of the Purchaser's Fund or the Transfer Amounts in respect of those employees (including, but not limited to, that the trustee of the Purchaser's Fund has not received a notice from the Regulator directing the trustee of the Purchaser's Fund not to accept contributions from employer-sponsors of the Purchaser's Fund within the meaning of the Superannuation Industry (Supervision) Act 1993 (Cth) or, if the trustee of the Purchaser's Fund has received such a notice, it has been revoked).


                                      60.

                                   SCHEDULE 6

                                  (clause 6.1)

                               VENDOR'S WARRANTIES

1.      THE VENDOR

1.1 The Vendor is duly incorporated and validly exists under the law of its place of incorporation.

1.2 The Vendor is not insolvent and no receiver has been appointed over any part of its assets and no such appointment has been threatened.

1.3 The Vendor is not in liquidation or official management and no proceedings have been brought or threatened for the purposes of winding up the Vendor or placing it under official management.

2.      DUE AUTHORISATION

2.1 The execution and delivery of this agreement has been properly authorised by all necessary corporate action of the Vendor.

2.2 The Vendor has full corporate power and lawful authority to execute and deliver this agreement and to consummate and perform or cause to be performed its obligations under this agreement.

2.3 This agreement constitutes a legal, valid and binding obligation of the Vendor enforceable in accordance with its terms by appropriate legal remedy.

2.4 This agreement and Completion do not conflict with or result in a breach of or default under any provision of the constitution of the Vendor or any material term or provision of any agreement or deed or any writ, order or injunction, judgement, law, rule or regulation to which it is a party or is subject or by which it is bound.

3.      INFORMATION

3.1 The facts set out in the recitals and in schedule 8 are true, complete and accurate in all respects.

3.2 To the knowledge of the Vendor, as at the date of this agreement there is no information or documents other than the Disclosures and publicly available information which are known to the Vendor or are in the possession of the Vendor and which are material to an assessment by the Purchaser of the assets and liabilities, profits and losses and financial position of the Bodies Corporate as at the date of this agreement, having regard to clause 6.4 and the Purchaser's sophistication and knowledge of the industry sector in which the Business operates.

3.3 All documents, agreements and other instruments included on the due diligence CD-ROM provided to the Purchaser Entity on 2 June 2000 (that are not obviously extracts or masked in any way) are complete and accurate copies of the originals.

                                      61.

3.4 To the Vendor's knowledge, the Vendor has provided the Purchaser Entities with all material written information in the Vendor's possession or control in relation to potentially leaking underground storage tanks at the Shell Depot.

4.      ACCOUNTS AND FINANCIAL POSITION

4.1     The Accounts have been prepared on the following bases:

        (a)     the Agreed Accounting Principles; and

        (b)     subject to all of the assumptions noted in the Accounts,

        and accordingly show a true and fair view of the consolidated financial position of the Bodies Corporate as at the Accounts Date.

4.2 To the Vendor's knowledge, all the accounts, books, ledgers and financial and other material records of any kind of each Body Corporate contain no material inaccuracies or discrepancies in relation to the financial, contractual, trading and net asset position of the relevant Body Corporate (as the case may be) at the relevant time.

5.      THE BODIES CORPORATE

5.1     Each Body Corporate is duly incorporated.

5.2 Each Body Corporate has full power and authority to own its property and assets and to conduct its Business.

5.3 No Body Corporate has gone into liquidation or passed any resolution that it be wound up and no application for its winding up has been presented.

5.4 To the Vendor's knowledge, no writ of execution exists against any Body Corporate.

5.5 No receiver has been appointed nor, to the Vendor's knowledge, is the appointment of a receiver or receiver and manager threatened, in relation to the whole or any part of the undertaking or assets of any Body Corporate and no event has occurred which entitles any person (other than the Body Corporate) to appoint or seek the appointment by a court of a receiver or receiver and manager.

5.6 The copy of the constitution of each Body Corporate which has been supplied to the Purchaser is a true copy of the constitution of the Body Corporate as the case may be.

5.7 The register of members of each Body Corporate contains a true and accurate record of its members from time to time.

5.8 All statutory books and records of each Body Corporate have been properly kept and are up to date with true and accurate entries and records.

5.9     Each Body Corporate:

        (a) has complied with all material legal requirements for the filing of material returns, particulars, notices and other documents with all government and regulatory authorities (including any relevant stock exchange);

                                      62.

        (b) has complied with all material legal requirements in relation to the conduct of its Business in all material respects; and

        (c) has conducted its Business and its affairs generally in accordance with all material applicable laws, orders, regulations, by-laws and other similar requirements.

5.10 The Business and affairs of each Body Corporate have been conducted in accordance with its constitution.

5.11 The Subsidiary is a wholly owned subsidiary of the Company and there are no other securities issued or agreed to be issued (including options or convertible instruments) in the Subsidiary.

6.      DELEGATIONS AND OFFERS

6.1 There are no powers of attorney or other authorities given by any Body Corporate which could authorise any person to deal with the whole or any part of the assets or Business of that Body Corporate (as the case may be).

6.2 No offer, tender, quotation or similar intimation given or made by a Body Corporate or by the Vendor that is still outstanding and relates to the Shares or the Business of any Body Corporate is capable of giving rise to a contract merely by the unilateral act of any third party, other than in the ordinary course of business.

7.      THE SHARES

7.1     The Shares are all the issued shares in the capital of the Company.

7.2 The Shares and the shares in the Subsidiary are not encumbered in any way.

7.3 The Shares and the shares in the Subsidiary have been allotted and fully paid up and no moneys are owing to the Company in respect of them.

7.4 There are no agreements, arrangements or understandings in force or securities issued which call for the present or future issue of, or grant to any person the right to require the issue of, any shares or other securities in the Bodies Corporate.

7.5 The shares held by the Company in the Subsidiary are legally and beneficially owned by the Company.

8.      BUSINESS AND ASSETS

8.1 Since the Accounts Date, the Business of each Body Corporate has been carried on in the ordinary and usual course and, without limitation, there has not been:

        (a) any material alteration in the terms of employment of its senior management or employees;

        (b) any liability or obligation incurred or agreed to be incurred or other assets disposed of or agreed to be disposed of, otherwise than in the usual conduct of the Businesses;

        (c)     any special resolution passed; or

                                      63.

        (d) any operational expense or item of capital expenditure incurred or agreed to be incurred which is of an unusual nature or abnormal amount having regard to the customary business practices applicable to the industry in which the Bodies Corporate operate.

8.2 Each Body Corporate has good and marketable title to all its property and assets free from any security or third party interest and there is no agreement to give or create any security or third party interest and no Claim has been made by any person to be entitled to an interest of that kind.

8.3 The property and assets of each Body Corporate comprise all of the property and assets used in connection with or necessary for the continuing conduct of its Business including the benefit of any contract used by the Body Corporate in relation to its Business.

8.4 To the Vendor's knowledge, all plant and equipment used in the conduct of the Business of each Body Corporate is in good repair and working condition (consistent with their respective ages and uses).

8.5 No Body Corporate knows or is aware of any claim or circumstances likely to give rise to a claim that its Business breaches or infringes or has breached or infringed any intellectual property right of any third party.

8.6 The Bodies Corporate do not rely on other GF Group entities to provide their information technology and accounting requirements.

9.      REAL PROPERTY

9.1 Where a Body Corporate is described as the owner, occupier, lessee or lessor of any Property:

        (a) the interest of the Body Corporate so described is (or, in the case of Properties where a Body Corporate is described in schedule 8 as the occupier, will be before Completion) free from any security or third party interest including in the case of freehold property free from any subleases, subtenancies or other arrangements where the person has obtained the use or occupation of the Property;

        (b) the relevant Property comprises all the freehold or leasehold properties owned, used or occupied by the Body Corporate;

        (c) the use of the Property for the purposes of the Business of the Body Corporate is permitted under the planning statutes and regulations and there have been no contraventions or alleged contraventions of the provisions of these statutes and regulations (excluding any statutes and regulations relating to or covering Environmental Aspects);

        (d) the Body Corporate has performed and reserved all covenants, conditions, agreements, statutory requirements, by-laws, orders and regulations affecting the Property and the use of the Property does not contravene those instruments;

        (e) there are no outstanding orders or notices affecting the Property and there are no proposals of any local or other authority (whether involving compulsory acquisition or requisition or otherwise) or any other circumstances known to the


                                      64.

                Vendor which may result in such order or notice being made or served or which may otherwise affect the Property; and

        (f) where the Body Corporate has done or caused to be done on any Property any works for which a permit or consent is required, a permit or consent has been obtained and such works were carried out in accordance with that permit or consent.

9.2     Where the interest of a Body Corporate in any Property is leasehold:

        (a) The lease is a valid, legal and binding obligation in accordance with its terms;

        (b) the Body Corporate has duly complied with and fulfilled all of its material obligations and duties under the relevant lease; and

        (c) no event has occurred in relation to the Body Corporate which may be grounds for termination of the relevant lease.

9.3 To the Vendor's knowledge, the Properties are in good condition and repair, fit for the purpose of carrying on the Business conducted there and the real properties are not subject to any material defects or other matters or circumstances which will or may with the lapse of time materially decrease the value of the Properties.

9.4 All information given by or on behalf of the Vendor to Dames & Moore in undertaking the environmental audits and preparing reports included in the Due Diligence Material with respect to Environmental Aspects is true and accurate in all material respects.

9.5 The Company has all necessary licences, easements, leases or agreements to pipe waste from the Tamworth plant to Calala Farm and those licences, easements, leases or agreements will survive the transfer of Shares under this agreement.

9.6     Each Body Corporate has all necessary licences under Environmental Laws.

9.7 The Properties are not Contaminated so as to propose a significant risk of harm to human health or the Environment during the ordinary conduct of the Business immediately before Completion.

9.8     There are no Environmental Claims against any Body Corporate.

9.9 To the Vendor's knowledge, no Body Corporate has Contaminated any land, or caused any Pollution, in contravention of any Environmental Laws.

10.     CONTRACTS

10.1 Each Body Corporate has duly complied with all the material obligations and duties that it owes under any material agreement or arrangement to which it is party.

10.2 To the Vendor's knowledge, no event has occurred which may be grounds for termination of any material agreement or arrangement to which a Body Corporate is a party.

                                      65.

10.3 No Body Corporate is a party to any agreement or arrangement of which it or, to the Vendor's knowledge, any other party is materially in default or, but for the requirements of notice for lapse of time or both, would be materially in default.

10.4 No Body Corporate is a party to any agreement, arrangement or understanding which contravenes any applicable law in any material respect.

10.5 Every material contract, instrument or other commitment to which any Body Corporate is a party is valid and binding according to its terms.

11.     TAXATION

11.1 All Taxation returns required to be made before Completion by any Body Corporate have been made.

11.2 All Taxation returns made by a Body Corporate have been made with true and full disclosure of relevant matters.

11.3 There are no outstanding disputes or questions or demands between any Body Corporate and any Taxation Authority.

11.4 To the Vendor's knowledge, no Body Corporate has any liabilities in respect of unpaid or unassessed Taxes except as provided for in the Accounts.

11.5    To the Vendor's knowledge, no Body Corporate will become subject to any
        Tax:

        (a) on or in respect of or by reference to profits, gains or income for any period up to and including the Completion Date; or

        (b) in respect of any other matter or thing referable to a time prior to, or to any period ending on or before the Completion Date,

        in excess of the provisions for Tax included in the Accounts.

11.6 The only liabilities for tax of any Body Corporate arising since the Accounts Date are liabilities arising out of the normal business and trading activities of that Body Corporate.

11.7    Each Body Corporate that is required to comply with the provisions of
        Part IIIAA of the Income Tax Assessment Act 1936 (Cth) has done so and has maintained records of franking debits and franking credits which are sufficient for the purposes of that legislation. The imputation credit account which any Body Corporate is required to maintain under the Income Tax Act 1994 (NZ) has been correctly maintained.

11.8 To the Vendor's knowledge, except in respect of this agreement, and documents or transactions contemplated by this agreement, all taxes payable in respect of every deed, agreement or other document or transaction to which a Body Corporate is or has been a party or by which it derives, has derived or will derive a substantial benefit have been fully paid and (where legislation requires that such deed, agreement or other document be stamped) no such deed, agreement or other document is unstamped or insufficiently stamped.

11.9 All Taxes of whatsoever nature which a Body Corporate has been liable to pay have been paid.

                                      66.

11.10   To the Vendor's knowledge, the Company has complied with the GST Law.

11.11 The Subsidiary has complied in all material respects with the provisions of the Income Tax Act 1994 (New Zealand) and the Tax Administration Act 1994 (New Zealand).

11.12 The Subsidiary has made to the Taxation Authority full and true disclosure of all facts necessary for the proper assessment of any and all Tax.

11.13 The terms of supply under each Supply Agreement (including pricing and quantities) are consistent in all material respects with the terms on which the Company has supplied the relevant products to each customer specified in the relevant Supply Agreement in the year immediately preceding the date of this agreement.

12.     EMPLOYEES

12.1 To the Vendor's knowledge and except for all claims in relation to workers' compensation, there is no threatened or pending material dispute between any Body Corporate and any group of employees.

12.2 Each Body Corporate has complied in all material respects with all contractual, statutory, legal and fiscal obligations of and in relation to its employment of its employees, including all codes of practice, collective agreements and awards.

12.3 No member of senior management of a Body Corporate has given notice (which has not yet expired) terminating their contract of employment or is under notice of dismissal.

12.4 No Body Corporate is under any actual liability to pay compensation for loss of office or employment or for wrongful dismissal or retirement and no gratuitous payment has been made or promised by a Body Corporate to any ex-officer or ex-employees except as provided for in the Accounts.

12.5 There are no payments due by any Body Corporate in connection with the redundancy of any employee except as provided for in the Accounts.

12.6 There are no retirement or death and disability benefits, share option or share incentive schemes, profit sharing schemes, pension schemes or other pension arrangements, whether legally enforceable or not relating to any Body Corporate in operation or effect, other than the superannuation and employees share and option plans which have been disclosed to the Purchaser Entity in the Due Diligence Materials and there are no unfunded or contingent obligations in respect of any such superannuation fund, retirement benefit scheme or other pension scheme or arrangement.

12.7 There are no specific provisions in any written contracts of employment that provide that the contract cannot be terminated without giving more than 3 months' prior notice.

12.8 The only bonus or incentive schemes in which an Employee is entitled to participate are the bonus or incentive schemes disclosed to the Purchaser Entity in the Due Diligence Materials.

12.9 No Body Corporate has entered into negotiations with any union or group of employees to provide future wage increases which are inconsistent with the enterprise or collective agreements which are in place at Completion.

                                      67.

12.10 The Subsidiary is not the subject of any Claim, prosecution or investigation under the Health and Safety in Employment Act 1992 (New Zealand) and to the Vendor's knowledge there is no matter which might give rise to any such Claim, prosecution or investigation.

13.     SUPERANNUATION

13.1 The Vendor's Fund is the only superannuation or retirement fund, pension scheme or arrangement to which the Company has a superannuation commitment in relation to the employees of the Company.

13.2 The Company has satisfied its superannuation commitments and has made all payments necessary to avoid incurring any liability to pay the superannuation guarantee charge under the Superannuation Guarantee Charge Act 1992 (Cth) in relation to the employees of the Company.

13.3 The Vendor's Fund is a Complying Superannuation Fund and to the Vendor's knowledge there is no matter that would be likely to result in the Vendor's Fund no longer being a Complying Superannuation Fund.

13.4 Any amendments made to the governing rules of the Vendor's Fund have been validly made.

13.5 The accounts and records of the Vendor's Fund have been kept, are up to date and show a true and fair view of the affairs of the Vendor's Fund.

13.6 The assets of the Vendor's Fund are sufficient to provide the Transfer Amounts of the employees of the Company.

13.7 The NZ Fund is the only superannuation or retirement fund, pension scheme or arrangement to which the Subsidiary has a superannuation commitment in relation to the NZ Employees.

13.8 The NZ Fund is a Registered Superannuation Scheme and there are no material disputes, objections, or appeals with the Government Actuary, the Commissioner of Inland Revenue or any other regulatory body concerning NZ Employees who are members of the NZ Fund and there are no material issues, questions or demands by NZ Employees who are members of the NZ Fund in relation to their entitlements under the NZ Fund.

13.9 The accounts and records of the NZ Fund have been kept, and are up to date and show a true and fair view of the affairs of the NZ Fund in all material respects.

13.10 All contributions required to be made to the NZ Fund by the Subsidiary have been paid to date.

13.11 The assets of the NZ Fund are sufficient to provide the Transfer Amounts of the NZ Employees who are members of the NZ Fund.

14.     COMPLIANCE WITH LAW AND ABSENCE OF LITIGATION

14.1 To the Vendor's knowledge there is no material claim, action, proceeding or demand which may give rise to litigation involving:

        (a)     the Vendor (in relation to the Shares or a Body Corporate); or

                                      68.

        (b)     a Body Corporate.

14.2 There is no material unsatisfied judgment, order, arbitral award or decision of any court, tribunal or arbitrator against any Body Corporate or the Vendor or any of the assets of the Bodies Corporate or the Shares.

14.3 The Vendor (in relation to the Shares) and each Body Corporate, do not engage, and have not engaged, in any conduct or practice which is in breach of any applicable trade practices legislation.

14.4 Each Body Corporate holds all material necessary licences (including statutory licences) and consents, authorisations and permits for the proper carrying on of its Business in all its aspects and all of those licences, consents, authorisations and permits:

        (a)     have been fully paid up;

        (b)     have been fully complied with in all material respects;

        (c)     are in full force and effect;

        (d) to the Vendor's knowledge, are not liable to be revoked or not renewed; and

        (e)     are not subject to any conditions.

14.5 To the Vendor's knowledge, there are no facts or circumstances involving any Body Corporate or its affairs which are likely to result in the revocation of or variation in any material respect of any permit, licence, authority or consent held by it.

14.6 No permit, licence, authority or consent held by any Body Corporate would be adversely affected by, or liable to be terminated revoked or varied in any material respect by reason of, a change in the ownership of any Body Corporate.


                                      69.

                                   SCHEDULE 7

                                  (Clause 1.1)

                                   DISCLOSURES

Each of the following is a Disclosure:

1.      SPECIFIC

1.1 On Completion, all insurance, in respect of any Body Corporate including its assets, under any relevant Goodman Fielder global insurance policy will be terminated.

1.2     [INSERT]

2.      GENERAL

2.1     The Due Diligence Material.

2.2 All information contained in the slides shown at the management presentations to any Purchaser Entity.

2.3 All other information and data provided or communicated to a Purchaser Entity whether in writing, orally, or in any other manner in the course of:

        (a)     meetings with third parties;

        (b)     tours of any facilities of any Body Corporate;

        (c) presentations by executives of a Body Corporate, the Vendor or Goodman Fielder to a Purchaser Entity; or

        (d) any meeting between a Purchaser Entity and an executive of any Body Corporate, the Vendor or Goodman Fielder.


                                      70.

                                   SCHEDULE 8

                                  (clause 1.1)

                                    PROPERTY

PART 1:  FREEHOLD

TITLE REFERENCE             ADDRESS                             REGISTERED OWNER

Auto-Consol 5824-13         119-121 Carthage Street, 11-15      The Company
1/881132                    White Street and 176 Marius
A/371305                    Street, Tamworth, NSW, Australia
3/873641
B/371305
--------------------------- ----------------------------------- ------------------------------

1/712114                    119-121 Carthage Street, 11-15      Occupied by the Company but
                            White Street and 176 Marius         owned by Goodman Fielder
                            Street, Tamworth,NSW, Australia     Limited - to be transferred to
                                                                the Company before Completion
--------------------------- ----------------------------------- ------------------------------

1/161043                    Calala Farm, Calala Lane &          The Company
1/196504                    Scott Road, Tamworth  NSW,
A/164721                    Australia
2/162236
3/162236
4/607266
6/999939
5/999939
34/826572
35/826572
36/826572
37/826572
Vol 6605 Fol 139
Book 3834 No 597
Book 3834 No 598
Book 3834 No 599
Book 3834 No 603
--------------------------- ----------------------------------- ------------------------------

42/719840                   Calala Farm, Calala Lane &          Occupied by the Company but
                            Scott Road, Tamworth  NSW,          owned by Goodman Fielder
                            Australia                           Limited - to be transferred to
                                                                the Company before Completion
--------------------------- ----------------------------------- ------------------------------

11/777128                   170 Epping Road, Lane Cove,         The Company
                            NSW, Australia
--------------------------- ----------------------------------- ------------------------------

2116/97                     319 Church Street, Onehunga,        The Subsidiary
2116/96                     Auckland, New Zealand
29B/718
--------------------------- ----------------------------------- ------------------------------

                                      71.

PART 2:  LEASEHOLD

PROPERTY ADDRESS            LESSEE           LESSOR              TITLE            LEASE
                                                               REFERENCE    REGISTRATION NO.
--------------------------- ---------------- ---------------- ------------- ------------------

Southdown, Avondale,        The Subsidiary   The Crown             -                -
Auckland
--------------------------- ---------------- ---------------- ------------- ------------------


                                      72.

                                   SCHEDULE 9

                                  (clause 1.1)

                                     PATENTS

INVENTION TITLE                          SERIAL/APPLICATION NUMBER       COUNTRY
-------------------------------------- --------------------------------- -----------------------

Food Compositions Including                         657443               Australia
Resistant Starch
-------------------------------------- --------------------------------- -----------------------

Food Compositions Including                         259291               New Zealand
Resistant Starch
-------------------------------------- --------------------------------- -----------------------

Food Compositions Including                 Application No. 2147117      Canada
Resistant Starch
-------------------------------------- --------------------------------- -----------------------

Food Compositions Including                Application No. 94903702.2    Europe
Resistant Starch
-------------------------------------- --------------------------------- -----------------------

Food Compositions Including                Application No. 514615/94     Japan
Resistant Starch
-------------------------------------- --------------------------------- -----------------------

Food Compositions Including                Application No. 9603595-1     Singapore
Resistant Starch
-------------------------------------- --------------------------------- -----------------------

Food Compositions Including                Application No. 95-701470     South Korea
Resistant Starch
-------------------------------------- --------------------------------- -----------------------

Food Compositions Including                Application No. 08/448582     United States of
Resistant Starch                                                         America
-------------------------------------- --------------------------------- -----------------------

High Amylose Starch And Resistant                   660560               Australia
Starch Fractions
-------------------------------------- --------------------------------- -----------------------

High Amylose starch and resistant                   254014               New Zealand
starch fractions
-------------------------------------- --------------------------------- -----------------------

High Amylose starch and resistant                   328867               New Zealand
starch fractions                        Divisional of 254014 - granted
                                            for hybrid maize seeds
-------------------------------------- --------------------------------- -----------------------

High Amylose Starch and Resistant
Starch Fractions                          Application No. 93915566.9     Europe
-------------------------------------- --------------------------------- -----------------------

High Amylose Starch and Resistant         Application No. 93915566.2     Europe
Starch Fractions                        Divisional of Application No.
                                       93925566.9 - pending for hybrid
                                                 maize seeds
-------------------------------------- --------------------------------- -----------------------

High Amylose Starch and Resistant          Application No. 504825/94     Japan
Starch Fractions
-------------------------------------- --------------------------------- -----------------------

                                      73.

INVENTION TITLE                          SERIAL/APPLICATION NUMBER       COUNTRY
-------------------------------------- --------------------------------- -----------------------

High Amylose Starch and Resistant                                        United States of
Starch Fractions                                   5714600               America
-------------------------------------- --------------------------------- -----------------------

High Amylose Starch and Resistant                   5977454              United States of
Starch Fractions                        Divisional of Application No.    America
                                         08/374645 (patent 5714600) -
                                        granted for hybrid maize seeds
-------------------------------------- --------------------------------- -----------------------

High Amylose Starch and Resistant          Application No. 08/967826     United States of
Starch Fractions                                                         America
-------------------------------------- --------------------------------- -----------------------

Probiotic Compositions                              293195               New Zealand
-------------------------------------- --------------------------------- -----------------------

Probiotic Compositions                               37905               Singapore
-------------------------------------- --------------------------------- -----------------------

Probiotic Compositions                             6060050               United States of
                                                                         America
-------------------------------------- --------------------------------- -----------------------

Probiotic Compositions                     687253 (under opposition)     Australia
-------------------------------------- --------------------------------- -----------------------

Probiotic Compositions                             3037435               Japan
-------------------------------------- --------------------------------- -----------------------

Probiotic Compositions                     Application No. 2199140       Canada
-------------------------------------- --------------------------------- -----------------------

Probiotic Compositions                    Application No. 95932570.5     Europe
-------------------------------------- --------------------------------- -----------------------

Probiotic Compositions                    Application No. 97-701668      South Korea
-------------------------------------- --------------------------------- -----------------------

Alteration of Microbial Populations        Application No. 20180/97      Australia
in the Gastrointestinal Tract
-------------------------------------- --------------------------------- -----------------------

Alteration of Microbial Populations        Application No. 2249189       Canada
in the Gastrointestinal Tract
-------------------------------------- --------------------------------- -----------------------

Alteration of Microbial Populations       Application No. 97908076.9     Europe
in the Gastrointestinal Tract
-------------------------------------- --------------------------------- -----------------------

Alteration of Microbial Populations       Application No. 532980/97      Japan
in the Gastrointestinal Tract
-------------------------------------- --------------------------------- -----------------------

Alteration of Microbial Populations                 331951               New Zealand
in the Gastrointestinal Tract
-------------------------------------- --------------------------------- -----------------------

Alteration of Microbial Populations       Application No. 9804949-7      Singapore
in the Gastrointestinal Tract                     (accepted)
-------------------------------------- --------------------------------- -----------------------

Alteration of Microbial Populations       Application No. 98-707461      South Korea
in the Gastrointestinal Tract
-------------------------------------- --------------------------------- -----------------------

Alteration of Microbial Populations       Application No. 09/155166      United States of
in the Gastrointestinal Tract                                            America
-------------------------------------- --------------------------------- -----------------------


                                      74.

INVENTION TITLE                          SERIAL/APPLICATION NUMBER       COUNTRY
-------------------------------------- --------------------------------- -----------------------

Enhancement of Microbial                  Application No. 97908078.5     Europe
Colonisation of the Gastrointestinal
Tract
-------------------------------------- --------------------------------- -----------------------

Enhancement of Microbial                  Application No. 532982/97      Japan
Colonisation of the Gastrointestinal
Tract
-------------------------------------- --------------------------------- -----------------------

Compositions for the delivery and           Application No. 331950       New Zealand
maintenance of probiotic
microorganisms to and in the
gastrointestinal tract using
resistant starches (formerly
entitled "Enhancement of Microbial
Colonisation of the Gastrointestinal
Tract")
-------------------------------------- --------------------------------- -----------------------

Enhancement of Microbial                   Application No. 2249361       Canada
Colonisation of the Gastrointestinal
Tract
-------------------------------------- --------------------------------- -----------------------

Enhancement of Microbial                  Application No. 9804948-9      Singapore
Colonisation of the Gastrointestinal
Tract
-------------------------------------- --------------------------------- -----------------------

Enhancement of Microbial                  Application No. 98-707460      South Korea
Colonisation of the Gastrointestinal
Tract
-------------------------------------- --------------------------------- -----------------------

Enhancement of Microbial                  Application No. 09/155117      United States of
Colonisation of the Gastrointestinal                                     America
Tract
-------------------------------------- --------------------------------- -----------------------

Enhancement of Microbial                  705095 (under opposition)      Australia
Colonisation of the Gastrointestinal
Tract
-------------------------------------- --------------------------------- -----------------------

Selection and/or Enhancement of         Application No. 705629 (under    Australia
Resident Microorganisms in the                   opposition)
Gastrointestinal Tract
-------------------------------------- --------------------------------- -----------------------

Selection and/or Enhancement of            Application No. 2253364       Canada
Resident Microorganisms in the
Gastrointestinal Tract
-------------------------------------- --------------------------------- -----------------------

Selection and/or Enhancement of           Application No. 97908077.7     Europe
Resident Microorganisms in the
Gastrointestinal Tract
-------------------------------------- --------------------------------- -----------------------

Selection and/or Enhancement of           Application No. 532981/97      Japan
Resident Microorganisms in the
Gastrointestinal Tract
-------------------------------------- --------------------------------- -----------------------


                                      75.

INVENTION TITLE                          SERIAL/APPLICATION NUMBER       COUNTRY
-------------------------------------- --------------------------------- -----------------------

Selection and/or Enhancement of                     331952               New Zealand
Resident Microorganisms in the
Gastrointestinal Tract
-------------------------------------- --------------------------------- -----------------------

Selection and/or Enhancement of                     65453                Singapore
Resident Microorganisms in the
Gastrointestinal Tract
-------------------------------------- --------------------------------- -----------------------

Selection and/or Enhancement of           Application No. 98-707462      South Korea
Resident Microorganisms in the
Gastrointestinal Tract
-------------------------------------- --------------------------------- -----------------------

Selection and/or Enhancement of           Application No. 09/155115      United States of
Resident Microorganisms in the                                           America
Gastrointestinal Tract
-------------------------------------- --------------------------------- -----------------------

Improved Microbial Preparations          PCT/AU 00/0021 (pending for
                                           all PCT States/Regions)
-------------------------------------- --------------------------------- -----------------------

Novel Maize Products                                631403               Australia
-------------------------------------- --------------------------------- -----------------------

Starch Sub-Types and Lipid Metabolism       Application No. PO6733       Australia
-------------------------------------- --------------------------------- -----------------------


                                      76.

EXECUTED as an agreement.

SIGNED for GOODMAN FIELDER INGREDIENTS
LIMITED under power of attorney in the
presence of:                               /s/ Anthony Pascoe
                                           -------------------------------------
                                           Signature of attorney

/s/ Ralph Shurland Ashton                  Anthony Pascoe
------------------------------------       -------------------------------------
Signature of witness                       Name

Ralph Shurland Ashton                      14 August 2000
------------------------------------       -------------------------------------
Name                                       Date of power of attorney

SIGNED for PENFORD HOLDINGS PTY
LIMITED under power of attorney
in the presence of:                        /s/ Guy Sanderson
                                           -------------------------------------
                                           Signature of attorney

/s/ Ralph Shurland Ashton                  Guy Sanderson
------------------------------------       -------------------------------------
Signature of witness                       Name

Ralph Shurland Ashton                      25 August 2000
------------------------------------       -------------------------------------
Name                                       Date of power of attorney


                                      77.